PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

Filed by the Registrant [ x ]
Filed by a Party other than the Registrant
Check the appropriate box:


[  ]  Preliminary Proxy Statement          [  ]  Confidential, for Use of the
[X ]  Definitive Proxy Statement                 Commission Only (as
[  ]  Definitive Additional Materials            permitted by Rule 14a-6(e)(2))
[  ]  Soliciting Material Pursuant to
        ss. 240.14a-11(c)or ss. 240.14a-12



                                AmTec, Inc.
              (Name of Registrant as Specified in its Charter)


  (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required.
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1) Title of each class of securities to which transaction applies:
       2) Aggregate number of securities to which transaction applies:
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
       4) Proposed maximum aggregate value of transaction:
       5) Total fee paid:

[   ]  Fee paid previously by written preliminary materials.
[   ]  Check box if any part of the fee is offset as provided by
       Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)   Amount Previously Paid:
       2)   Form, Schedule or Registration Statement No.: Schedule 14A
       3)   Filing Party: AmTec, Inc.
       4)   Date Filed:




                                AMTEC, INC.
                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

              Date:     Friday, September 24, 1999
              Time:     10:00 a.m., local time
              Place:    599 Lexington Avenue, 44th Floor
                        New York, New York 10022-6030

Dear Stockholder:

         You are cordially invited to attend AmTec's Annual Meeting of Stockholders to:

         1.   elect directors;

         2. ratify the appointment of Deloitte & Touche LLP as independent public accountants;

         3. approve the issuance of up to 8,000,000 shares of common stock of the Company ("Shares") to holders of the Company's Series E Preferred Stock upon conversion of the Series E Preferred Stock;

         4. approve an amendment to the Company's Certificate of Incorporation to classify the Company's Board of Directors into three classes with staggered terms of office;

         5. approve an amendment to the Company's Certificate of Incorporation to eliminate action by written consent of stockholders; and

         6. conduct any other business properly brought before the meeting.

         The record date for the meeting is August 27, 1999. Only stockholders at the close of business on the record date are entitled to vote at the Annual Meeting.

         THIS VOTE IS IMPORTANT. ACCOMPANYING THIS NOTICE ARE A PROXY AND A PROXY STATEMENT. PLEASE VOTE NOW BY PROXY EVEN IF YOU PLAN TO ATTEND THE MEETING BY SIGNING, DATING AND MAILING YOUR PROXY CARD IN THE ENCLOSED ENVELOPE.

         I look forward to seeing you at the meeting.


                                 Sincerely,

                                 Joseph R. Wright, Jr.
                                 Chairman of the Board



                                AMTEC, INC.
                      599 LEXINGTON AVENUE, 44th FLOOR
                          NEW YORK, NEW YORK 10022

                        ---------------------------


   PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS, September 24, 1999

                              * * * * * * * *

         This Proxy Statement is being furnished to the stockholders of the Company in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company. The proxies solicited hereby are to be voted at the Meeting to be held on Friday, September 24, 1999, at 599 Lexington Avenue, 44th Floor, New York, New York, 10022-6030 or at any and all adjournments thereof.

         This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on or about September 8, 1999.

         The Company will bear the expense of this solicitation of proxies. It is expected that only solicitations by mail will be used, except that Directors, Officers or regular employees of the Company may solicit proxies personally, by telephone or by facsimile. The Company may pay brokers and other custodians, nominees and fiduciaries their reasonable expenses for sending proxy material to principals and obtaining their proxies.

         On August 27, 1999, the outstanding voting securities of the Company consisted of 30,781,721 shares of $0.001 par value Common Stock ("Shares"), each share of which is entitled to one vote. Only shareholders of record at the close of business on August 27, 1999, will be entitled to vote at the meeting.

                                THE MEETING

PURPOSE OF THE MEETING

         AmTec's common stockholders will be asked at the Annual Meeting to:

         1.   elect directors;

         2. ratify the appointment of Deloitte & Touche LLP as independent public accountants;

         3. approve the issuance of up to 8,000,000 Shares to holders of the Company's Series E Shares upon conversion of the Series E Shares;

         4. approve an amendment to the Company's Certificate of Incorporation to classify the Company's Board of Directors into three classes with staggered terms of office;

         5. approve an amendment to the Company's Certificate of Incorporation to eliminate action by written consent of stockholders; and

         6. conduct any other business properly brought before the meeting.


         WITH RESPECT TO ELECTION OF THE SIX NOMINEES FOR DIRECTORS OF THE COMPANY, YOUR DIRECTORS RECOMMEND THAT YOU VOTE IN FAVOR OF (I.E. "FOR") THEIR ELECTION.

         WITH RESPECT TO RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 1999, YOUR DIRECTORS RECOMMEND THAT YOU VOTE IN FAVOR OF (I.E. "FOR") THEIR RATIFICATION.

         WITH RESPECT TO APPROVAL FOR THE ISSUANCE OF ALL REQUESTED SHARES TO HOLDERS OF THE SERIES E SHARES, YOUR DIRECTORS RECOMMEND THAT YOU VOTE IN FAVOR OF (I.E. "FOR") THESE ISSUANCES.

         WITH RESPECT TO APPROVAL FOR THE PROPOSED AMENDMENTS TO AMTEC'S CERTIFICATE OF INCORPORATION, YOUR DIRECTORS RECOMMEND THAT YOU VOTE IN FAVOR OF (I.E. "FOR") THESE AMENDMENTS.

DATE, PLACE AND TIME

         The Annual Meeting will be held at 599 Lexington Avenue, 44th Floor, New York, New York, 10022-6030, on September 24, 1999 at 10:00 a.m., local time.

RECORD DATE AND QUORUM

         The record date for the meeting is August 27, 1999. On that date 30,781,721 Shares were outstanding. A majority of those Shares (a quorum) must be present, in person or by proxy, to conduct business at the meeting. Abstentions and broker non-votes are counted as present in determining whether there is a quorum.

VOTE REQUIRED

         You are entitled to one vote for each Share you held of record at the close of business on the record date. Directors are elected by a plurality of votes, which means that the nominees who receive the highest number of votes will be elected. At the Annual Meeting, the six nominees who receive the highest number of votes will be elected as Directors of the Company. Amendments to the Company's Certificate of Incorporation will be approved if a majority of the outstanding stock entitled to vote thereon is voted in favor of the amendments. Each other matter voted on at the Annual Meeting will be approved if a majority of the outstanding Shares present at the meeting in person or by proxy and entitled to vote thereon, vote in favor of such matter. With respect to the election of Directors, abstentions and broker non-votes are not votes cast and are not counted in determining whether a nominee is elected. With respect to matters other than the election of Directors, abstentions and broker non-votes are treated as shares present or represented and entitled to vote on such matters and thus have the same effect as negative votes. Inspectors of election appointed by the Board will tabulate the votes cast. Any stockholder executing a proxy has the power to revoke the proxy at any time prior to its exercise. A proxy may be revoked prior to exercise by (a) filing with the Company a written revocation of the proxy; (b) appearing at the Annual Meeting and casting a vote contrary to that indicated on the proxy; or (c) submitting a duly executed proxy bearing a later date.

PROXY VOTING

         Your proxy card represents the Shares you hold of record. You can authorize the individuals named on your proxy card to vote your Shares by signing, dating and mailing your proxy card. Your Shares will then be voted at the meeting as you specify or, if you do not specify a choice, as recommended by the Board. You may revoke your proxy by voting in person at the meeting, or by submitting a written revocation or a later dated proxy that is received by AmTec before the meeting.


                           ELECTION OF DIRECTORS

                                (PROPOSAL 1)

         A full board of six directors will be elected to serve until the next Annual Meeting or until their successors are elected and qualified or if the shareholders approve an amendment to the Company's Certificate of Incorporation to classify the Board of Directors of the Company into three classes with staggered terms of office, until the expiration of the respective terms of office of each class. Unless you specify otherwise, your proxy will be voted for the election of the nominees named below, all of whom are now Directors. If any nominee becomes unavailable, your proxy will be voted for a new nominee designated by the Board unless the Board reduces the number of directors to be elected.

         The nominees for the Board of Directors are:

JOSEPH R. WRIGHT, JR.
Age:              60
First Elected:    1995
Experience:       AmTec - Chairman and Chief Executive Officer (since 1995)
                  W.R. Grace & Co. - Vice Chairman and Executive Vice
                  President (1989-1994) U.S. Office of Management and
                  Budget - Director and Deputy Director (1982-1989) U.S.
                  Department of Commerce - Deputy Secretary (1981-1982)
                  Citicorp Retail Services and Consumer Services -
                  President (1975-1981)

RICHARD T. MCNAMAR
Age:              59
First Elected:    1996
Experience:       AmTec - Vice Chairman (since 1996)
                  International Franchise - Chairman (1995-1997)
                  Oppenheimer & Co. - Managing Director (1991-1994)
                  Bank of New England Corporation - Vice Chairman (1990-1991)
                  Conover & McNamar - Managing Director (1986-1990)
                  U.S. Department of Treasury - Deputy Secretary (1981-1985)

RICHARD S. BRADDOCK
Age:              56
First Elected:    1997
Experience:       Priceline.com - Chief Executive Officer (since 1998)
                  True North Communications - Chairman (since 1997)
                  Clayton, Dubilier & Rice - Principal (1994-1995)
                  Medco Containment Services - Chief Executive Officer (1993)
                  Citicorp - President and Chief Operating Officer (1990-1992)

JAMES R. LILLEY
Age:              70
First Elected:    1997
Experience:       American Enterprise Institute - Resident Director (since
                  1993) Institute for Global Chinese Affairs at University of Maryland - Director (since 1996) U.S. Assistant
                  Secretary of Defense for International Security Affairs
                  (1991-1993) U.S. Ambassador to People's Republic of China
                  (1989-1991) U.S. Ambassador to South Korea (1986-1989)


MICHAEL H. WILSON
Age:              61
First Elected:    1997
Experience:       RBC Dominion Securities, Inc. - Vice Chairman (since 1995)
                  Government of Canada - Minister of Industry, Science and
                  Technology and Minister for International Trade
                  (1991-1993) Government of Canada - Minister of Finance
                  (1984-1991) RBC Dominion Securities - Executive Vice
                  President (1993-1997)

MARVIN S. ROSEN
Age:              58
First Elected:    1999
Experience:       Greenberg Traurig, P.A. - Principal Shareholder, Member
                  of the Executive Committee (since 1983) Children's Health
                  Fund - Director (since 1994) Robert F. Kennedy Memorial
                  (Washington D.C.) - Director (since 1995) Bio-Medical
                  Disposal, Inc. - Director (since 1998) Fusion
                  Telecommunications International - Director (since 1997);
                  Vice-Chairman (since December 1998) Democratic National
                  Committee - Finance Chairman (1995 to 1997)

         If the proposal described below (see "APPROVALS OF RESTATED AND AMENDED CERTIFICATE OF INCORPORATION -- Proposal Concerning Classification of the Board of Directors") is approved and all of the nominees listed above are elected as Directors, Richard McNamar and Marvin Rosen will serve until the Annual Meeting for the 1999 fiscal year, Michael Wilson and James Lilley will serve until the Annual Meeting for the 2000 fiscal year, and Joseph Wright and Richard Braddock will serve until the Annual Meeting for the 2001 fiscal year. If the proposal for classification of the Board of Directors is not approved, all elected Directors will serve until the Annual Meeting for the 1999 fiscal year or until their successors are elected and qualified. Abstentions, broker non-votes, and instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees will result in the respective nominees receiving fewer votes. If for any reason any nominee should, prior to the Annual meeting, become unavailable for election as a director, an event not now anticipated, the proxies will be voted for such substitute nominee, if any, as may be recommended by the Board. In no event, however, shall the proxies be voted for a greater number of persons than the number of nominees named.


             RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

                                (PROPOSAL 2)

         The Board of Directors has appointed Deloitte & Touche LLP ("Deloitte & Touche") as the Company's independent auditors for the fiscal year ending March 31, 1999, subject to ratification by the stockholders. Effective December 6, 1996, the Company appointed Deloitte & Touche to replace Singer Lewak Greenbaum & Goldstein LLP ("Singer Lewak") as the Company's independent auditors.

         Effective December 6, 1996, the Company terminated Singer Lewak as independent certified accountants for the Company. Singer Lewak's annual report covering the fiscal year ended March 31, 1996 contained a qualification based on the Company's ability to continue as a going concern. Except for this qualification, Singer Lewak's report did not contain an adverse opinion or a disclaimer of opinion, and was not modified as to uncertainty, audit scope or accounting principles. The decision to change accounting firms was made by the Board of Directors. In connection with the audit of the fiscal year ended March 31, 1996 and during the subsequent interim periods preceding such termination, there has not developed any disagreement between Singer Lewak and management of the Company or other reportable events which have not been resolved to Singer Lewak's satisfaction. Singer Lewak had been the Company's independent certified accountants since December 1994. Effective December 6, 1996, the Company determined to engage Deloitte & Touche as the Company's new independent certified accountants to replace Singer Lewak. The Company did not, during the fiscal year ended March 31, 1996, consult with Deloitte & Touche regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements. A representative of Deloitte & Touche is expected to be present at the Meeting and will have an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions from the Company's stockholders.


              YOUR DIRECTORS RECOMMEND A VOTE IN FAVOR OF THE
                  APPOINTMENT OF DELOITTE & TOUCHE AS THE
               COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL
                        YEAR ENDING MARCH 31, 1999.



                  APPROVAL OF THE ISSUANCE OF COMMON STOCK

                                (PROPOSAL 3)

APPROVAL TO ISSUE UP TO 8,000,000 SHARES TO HOLDERS OF SERIES E SHARES

         You are being asked to approve the issuance of 8,000,000 Shares to holders of the Company's Series E Shares upon conversion of the Series E Shares. Your directors believe that approval of this issuance is in the best interest of the Company and its stockholders.

DESCRIPTION OF THE SERIES E SHARES

         On October 22, 1997, the Company completed the sale of 74 shares of its Series E Shares for gross proceeds of $7,400,000. The Series E Shares were sold pursuant to Reg. D of the Exchange Act at a price of $100,000 per share. The holders of the Series E Shares have no rights to cash dividends but are entitled to dividends of 8% per annum, payable in shares of Common Stock. Conversion of the Series E Shares into Common Stock is based on the lower of (i) $1.106875 per Share or (ii) 80% of the average closing price of the Shares during the five trading days preceding such conversion. As of March 15, 1999, 29.7640 shares of Series E Shares were issued and outstanding.

         Pursuant to the terms of the Subscription Agreement for the Series E Shares, the Company is obligated to reserve and keep available for issuance a sufficient number of Shares for conversion of the Series E Shares and exercise of the Warrants granted in connection with the sale of the Series E Shares. Subsequent to the issuance of the Series E Shares, the outstanding Shares were reduced as a result of the cancellation of 12,727,909 Shares formerly held by Tweedia International Ltd. As a result thereof, and subsequent declines in the price of the Shares (which resulted in adjustments to the number of Shares into which the Series E Shares could be converted), the amount of Shares which the Company is obligated to keep available for issuance to the holders of the Series E Shares became in excess of 19.9% of the Shares issued and outstanding. Under ASE Guideline 713(a)(ii), this circumstance has created the requirement that AmTec's shareholders approve the issuance of Shares in excess of 19.9% of the Shares issued and outstanding.

         Pursuant to ASE Guideline 713(a) (ii), the ASE listed 6,857,635 Shares on May 8, 1998. After discussions between the American Stock Exchange and the Company, the American Stock Exchange has determined that the Company will be required to obtain shareholder approval to issue, upon conversion of the Series E Shares, any Shares beyond the 6,857,635 Shares previously approved for listing. Accordingly, in order to ensure a sufficient availability of Shares for conversion of the Series E Shares, the Company is seeking approval of the issuance of up to 8,000,000 additional Shares to the holders of the Series E Shares.

         Conversion of the Series E Shares into Shares is based on the lower of (i) $1.106875 per Share (calculated based on 110% of the average closing bid price of the Shares for the ten business days immediately preceding March 2, 1998) or (ii) 80% of the average closing price of the Shares during the five trading days preceding such conversion. If the issued and outstanding Series E Shares were converted into Shares on March 15, 1999, they would have been convertible into 3,091,402 Shares, based on the conversion price of $1.07, 80% of the then average five-day closing price of the Shares as reported by the American Stock Exchange.

         The following tables set forth certain information with respect to the ownership of the Series E Shares:


                                AmTec, Inc.
                   Analysis of Series E Preferred Shares
                            As of March 15, 1999


                                         SERIES E CONVERTIBLE PREFERRED SHARES                     COMMON STOCK
                           ---------------------------------------------------------  ---------------------------------------
                                                                                                EQUIVALENT
                                                                                                  SHARES
                             SHARES                                                                 AT                 PERCENT
                            PURCHASED    SHARES    SHARES       SHARES     SHARES    ISSUED      CURRENT    TOTAL     OF TOTAL
                               AT         LATER     LATER      CONVERTED/ CURRENTLY   UPON        MARKET    COMMON      COMMON
SERIES E PURCHASER          ISSUANCE      SOLD     PURCHASED   CANCELLED    HELD    CONVERSION     (B)      SHARES       (C)
----------------------     -----------  ---------  ---------   ---------  --------  ----------- ----------  -------    --------

High Risk Opportunity
  Fund, Ltd.                 45.0000   (38.5000)               (6.5000)    0.0000   667,355                 667,355      2.17%
KB Ventures Limited          10.0000                                      10.0000             1,038,638   1,038,638      3.37%
Kossar,  Bernard              2.0000                                       2.0000               207,728     207,728      0.67%
Kossar, Carol                 1.0000                                       1.0000               103,864     103,864      0.34%
Ramius Fund, Ltd.             3.0000                1.0000     (2.0000)    2.0000   259,129     207,728     466,857      1.52%
Ross, Courtney Sale          10.0000                                      10.0000             1,038,638   1,038,638      3.37%
Krusen, Charles               1.0000                           (1.0000)    0.0000   107,137                 107,137      0.35%
Medici Partners, LP           1.0000                           (1.0000)    0.0000   123,392                 123,392      0.40%
Hick Investments              1.0000    (1.0000)                           0.0000                                 0      0.00%
Rocco D. Pennella                                   0.3080     (0.3080)    0.0000    46,161                  46,161      0.15%
Barry C. Towmey                                     0.7700     (0.7700)    0.0000   115,403                 115,403      0.37%
Chas A. Neal & Company                              0.7700     (0.7700)    0.0000   115,403                 115,403      0.37%
Albert G. Pastino                                   1.4322     (1.4322)    0.0000   214,650                 214,650      0.70%
Lisa O'Neill                                        0.1078     (0.1078)    0.0000    16,156                  16,156      0.05%
Richard Albosta                                     0.7700     (0.7700)    0.0000   115,403                 115,403      0.37%
Orina Chang                                         0.9240     (0.9240)    0.0000   138,484                 138,484      0.45%
Thomas S. Wang                                      3.0800     (3.0800)    0.0000   461,612                 461,612      1.50%
Max Ulfane                                          1.5400     (1.5400)    0.0000   230,806                 230,806      0.75%
AGR Halifax Fund                                    4.0040     (1.6220)    2.3820   197,854     247,404     445,258      1.45%
Ramius Securities                                   4.0040     (1.6220)    2.3820   197,584     247,404     445,258      1.45%
Marvin S. Rosen                                     7.7000     (7.7000)    0.0000 1,154,030               1,154,030      3.75%
Communications Investors                                                                                                   62%
  Group                                             5.3900     (5.3900)    0.0000   807,821                 807,821      2.
HANRO, Inc.                                         1.5400     (1.5400)    0.0000   230,806                 230,806      0.75%
Rod O'Connor                                        3.0800     (3.0800)    0.0000   461,612                 461,612      1.50%
AmTec, Inc. (a)                                     3.0800     (3.0800)    0.0000                                 0      0.00%
                           ---------  ---------  ---------  ----------  --------  ----------- ----------  ---------   --------
Total                       74.0000   (39.5000)   39.5000    (44.2360)    29.7640  5,661,068  3,091,402   8,752,470   28.43%
                           =========  =========  =========  ==========  ========  =========== ==========  =========   ========

--------------------

(a)   Acquired from High Risk Opportunity Fund, Ltd. and retired.
(b)   Conversion price = $1.07.
(c)   Based on the number of Shares outstanding as of March 15, 1999, 30,781,721 Shares.




                                                         AMTEC, INC.
                                             POTENTIAL COMMON SHARES ISSUED UPON
                                                CONVERSION OF SERIES E SHARES
                                                     AS OF MARCH 15, 1999


                                          AVERAGE PRICE OF       AVERAGE PRICE OF      AVERAGE PRICE OF      AVERAGE PRICE OF
                                        COMMON STOCK - $1.50   COMMON STOCK - $1.25  COMMON STOCK - $1.00  COMMON STOCK - $0.75
                                        --------------------   --------------------  --------------------  --------------------
                                          COMMON     PERCENT    COMMON     PERCENT   COMMON     PERCENT    COMMON     PERCENT
                               # OF       STOCK        OF        STOCK        OF      STOCK     OF TOTAL    STOCK       OF
                             SERIES E   EQUIVALENT    TOTAL    EQUIVALENT   TOTAL    EQUIVALENT  SHARES   EQUIVALENT   TOTAL
CURRENT SERIES E HOLDERS      SHARES      (B)         SHARES      (B)      SHARES     (B)                   (B)        SHARES
--------------------------- ----------- ----------- -------- ----------- -------- ------------ --------  -----------  --------
KB Ventures Limited          10.0000      903,444      2.94%  1,000,000      3.25% 1,250,000      4.06%    166,667      5.41%
Kossar, Bernard               2.0000      180,689      0.59%    200,000      0.65%   250,000      0.81%    333,333      1.08%
Kossar, Carol                 1.0000       90,344      0.29%    100,000      0.32%   125,000      0.41%    166,667      0.54%
Ramius Fund, Ltd.             2.0000      180,689      0.59%    200,000      0.65%   250,000      0.81%    333,333      1.08%
Ross, Courtney Sale          10.0000      903,444      2.94%  1,000,000      3.251,  250,000      4.06%  1,666,667      5.41%
AGR Halifax Fund              2.3820      215,200      0.70%    238,200      0.77%   297,750      0.97%    397,000      1.29%
Ramius Securities             2.3820      215,200      0.70%    238,200      0.77%   297,750      0.97%    397,000      1.29%
                            ---------   ---------   -------- -----------   ---- -- ---------    -------- ---------     ------
         TOTAL               29.7640    2,689,012      8.74%  2,976,400      9.67% 3,720,500     12.09%  4,960,667     16.12%
                            ========    =========   ======== ===========   ======= =========    =======  =========     ======

Shares outstanding
as of 3/15/1999           30,781,721
Conversion Price (a)                    $1.106875             $1.000000            $0.800000             $0.600000

---------------------------

(a) Conversion price is equal to the lower of: (1) 80% of the 5 day average closing price on the American Stock Exchange, or (2)
         $1.106875.
(b) Equivalent shares includes shares issued in connection with 8% cumulative dividend payable in shares at the time of conversion.



         As a result of the floating conversion rate of the Series E Shares, there is no ceiling on the maximum number of Shares into which the Series E Shares can be converted. As the market price of the Shares decreases, the number of underlying Shares of the Series E Shares increases.

          To the extent the selling Series E shareholders convert and then sell their Shares, the price of the Shares may decrease due to the additional number of Shares in the market. This could allow the selling shareholders to convert their Series E Shares into a greater amount of Shares, the sale of which could further depress the price of the Shares. While each holder of the Series E Shares has agreed not to engage in any short sale of the Shares as long as it holds any Shares or securities convertible into Shares, the significant downward pressure on the price of the Shares as the selling shareholders convert and sell material amounts of Shares could encourage short sales by others. This could place further downward pressure on the price of the Shares.

         The Company issued Warrants ("Warrants") in October 1997 to certain investors in connection with the private placement of the Series E Shares that were not subject to the registration requirements of the Securities Act.

         The Company granted to Series E Share investors a number of Warrants based on how long such investors held their Series E Shares. There are three groups of Series E Shares investors. The first group ("A Investors"), was granted Warrants vesting on March 22, 1998 and July 1998. The A Investors received a number of warrants equal to 20% of the investment amount of Series E Shares they held on such date. For example, an A Investor who held, on March 22, 1998, two Series E Shares, with each such share purchased at $100,000 per share, would receive 40,000 Warrants. Each Warrant is exercisable for one Share. The second group ("B Investors"), who could not convert the Series E Shares to Shares for a twelve month period from the closing date of the Series E Shares offering, received Warrants equal to 60% of the investment amount of Series E Shares they held on such date. The third group ("C Investors"), who could not convert the Series E Shares to Shares for a twelve month period from the closing date of the Series E Shares offering, received Warrants equal to 20% of the investment amount of Series E Shares they held on such date. No other Warrants remain to be granted.

         As of March 15, 1999, 1,126,143 Warrants with an exercise price of $2.475 per share were outstanding and 326,171 Warrants with an exercise price of $2.2685. The exercise price was determined by multiplying 120% by the average closing bid price of the Shares for the ten business days immediately preceding the date the Warrant was issued to the holders of the Warrants. The Warrants contain customary anti-dilution provisions providing for adjustment of the exercise price upon the occurrence of certain events, including stock dividends, stock splits and recapitalization. The Warrants are exercisable at any time on or before 5:00 p.m., October 22, 2001.

         The Warrants may be exercised by surrendering to the Company the warrant with an exercise form, indicating the warrant holder's election to exercise all or a portion of the Warrant. The Warrant holder may pay the exercise price either in the form of cash or check or in a cashless exercise, in which the holder would receive a number of Shares adjusted downwards to reflect the difference between the market price of the Shares and the exercise price.

         No predictions can be made as to the effect, if any, that the exercise of the outstanding Warrants will have on the market price of the Shares prevailing from time to time. The following table sets forth certain information with respect to ownership of the Warrants:


                                                         AMTEC, INC.
                                       ANALYSIS OF WARRANTS RELATED TO SERIES E SHARES
                                                     AS OF MARCH 15, 1999


                                             SERIES E WARRANTS                                  COMMON STOCK
                            ---------------------------------------------------   -----------------------------------------
                                                                                              EQUIVALENT
                                                                                               SHARES
                             WARRANTS                                                            AT
                             PURCHASED  WARRANTS  WARRANTS   WARRANTS    WARRANTS    ISSUED    CURRENT       TOTAL   PERCENT
                                AT       LATER     LATER     CONVERTED/  CURRENTLY    UPON      MARKET      COMMON   OF TOTAL
SERIES E PURCHASER           ISSUANCE     SOLD    PURCHASED   CANCELLED    HELD      EXERCISE    (B)        SHARES    COMMON
----------------------      ----------  --------  ---------  ----------  ---------  ---------  ---------   --------  --------
High Risk Opportunity
  Fund, Ltd.                   670,707  (670,707)                            --        --        --         --         0.00%
KB Ventures Limited            242,424                                  242,424        --        --         --         0.00%
Kossar,  Bernard                16,162                                   16,162        --        --         --         0.00%
Kossar, Carol                    8,081                                    8,081        --        --         --         0.00%
Ross, Courtney Sale            242,424                                  242,424        --        --         --         0.00%
Regal International Capital    326,171  (326,171)                            --        --        --         --         0.00%
Rocco D. Pennella                                     5,366               5,366        --        --         --         0.00%
Barry C. Towmey                                      13,414              13,414        --        --         --         0.00%
Chas A. Neal & Company                               13,414              13,414        --        --         --         0.00%
Albert G. Pastino                                    24,950              24,950        --        --         --         0.00%
Lisa O'Neill                                          1,878               1,878        --        --         --         0.00%
Richard Albosta                                      13,414              13,414        --        --         --         0.00%
Orina Chang                                          16,097              16,097        --        --         --         0.00%
Thomas S. Wang                                       53,657              53,657        --        --         --         0.00%
Max Ulfane                                           26,828              26,828        --        --         --         0.00%
AGR Halifax Fund                                     69,754              69,754        --        --         --         0.00%
Ramius Securities                                    69,754              69,754        --        --         --         0.00%
Marvin S. Rosen                                     134,142             134,142        --        --         --         0.00%
Communications Investors
  Group                                              93,899              93,899        --        --         --         0.00%
HANRO Inc.                                           26,828              26,828        --        --         --         0.00%
Rod O'Connor                                         53,657              53,657        --        --         --         0.00%
Sarah Threadwell*                                   297,081             297,081        --        --         --         0.00%
Charles Krusen*                                      29,090              29,090        --        --         --         0.00%
AmTec, Inc. (a)                                      53,655  (53,655)       --         --        --         --         0.00%
                            ---------- --------- ---------- --------- ---------   -------  --------   --------     ---------
         Total               1,505,969  (996,878)   996,878  (53,655) 1,452,314        --        --         --         0.00%
                            ========== ========= ========== ========= =========   =======  ========   ========     =========

------------------------------

(a)   Acquired from High Risk Opportunity Fund, Ltd. and retired.
(b) Stock price as of March 15, 1999 = $1.25 and the exercise price of the warrants is $2.475
*     Exercise price of these warrants is $2.26875




RATIONALE FOR ISSUANCE OF SHARES

         Before the issuance of the Series E Shares, the Board of Directors of the Company carefully considered the terms thereof, the dilutive effects of the conversion mechanism described in this proxy statement, the Company's need for cash to finance its operations and the availability of other financing opportunities to the Company. Based on these considerations, it believed that the transaction involving the Series E Shares was in the best interest of the Company and its stockholders.

         Your directors believe that approval for issuance of up to 8,000,000 Shares to holders of the Series E Shares is in the best interests of AmTec's stockholders. If approval is not obtained, the Company could be required to redeem or retire the Series E Shares which would adversely impact the Company's ability to finance its existing and planned operations and raise funds to finance its business in the future.

         YOUR DIRECTORS RECOMMEND THAT YOU VOTE IN FAVOR OF THIS ISSUANCE, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.



       APPROVALS OF RESTATED AND AMENDED CERTIFICATE OF INCORPORATION

                            (PROPOSALS 4 AND 5)

INTRODUCTION

         At the Meeting, the stockholders of the Company will be asked to approve two proposals concerning amendments to the Company's Certificate of Incorporation (the "Company's Certificate"), each of which was approved and adopted by the Board of Directors on December 8, 1997. At that time, the Board of Directors also approved the restatement of the Company's Certificate to incorporate those proposals approved by the stockholders at the Meeting. Following the effectiveness of the two proposed amendments, the Company intends to file a Restated Certificate of Incorporation substantially in the form set forth as Appendix 1 to this Proxy Statement, which reflects the Company's Certificate substantially in the form it presently exists and assumes that both proposed amendments have been adopted by the stockholders. If fewer than both proposed amendments are approved by the stockholders, the Company intends to file a Restated Certificate of Incorporation reflecting those amendments that have been approved by the stockholders and have become effective. The Board of Directors recommends a vote "for" each amendment to the Company's Certificate.

         A description of each of the two proposals is set forth below. The descriptions are a summary only and are qualified in their entirety by reference to the text of such amendments as set forth in the proposed Restated Certificate of Incorporation, which will be substantially as set forth in Appendix 1 to this Proxy Statement. The text of the proposed Restated Certificate of Incorporation in Appendix 1 is subject to revision if any of the two proposals as set forth below is not approved by the stockholders.

         Although these proposals individually and together with other provisions already present in the Company's Certificate and bylaws may have the effect of discouraging a holder of a large block of the Company's securities from attempting a merger, tender offer, proxy contest, or other assumption of control with or for the Company or the removal of incumbent management, the Company is not aware of any proposed attempt to take over the Company or of any attempt to acquire a large block of the Common Stock, and the proposed amendments to the Company's Certificate are not in response to any specific effort to do so.

PROPOSAL CONCERNING CLASSIFICATION OF THE BOARD OF DIRECTORS

         Description of Provision. The Board of Directors has approved and recommends stockholder approval of an amendment to the Company's Certificate to add a new Article VII to provide for the classification of directors (the "Classified Board Provision"). At a meeting of the Board of Directors duly called and noticed, all directors voted in favor of the Classified Board Provision. The proposed amendment provides that the directors of the Company would be divided into three equal or nearly equal classes, designated Class 1, Class 2, and Class 3. If the stockholders approve the Classified Board Provision, directors will be divided into the three classes. The initial term of Class 1 directors, which would consist of Richard T. McNamar and Marvin S. Rosen, would extend to the Annual Meeting for the 1999 fiscal year; the initial term of the Class 2 directors, which would consist of James R. Lilley and Michael H. Wilson, would extend to the Annual Meeting for the 2000 fiscal year; and the initial term of the Class 3 directors, which would consist of Richard S. Braddock and Joseph R. Wright, Jr., would extend until the Annual Meeting for the 2001 fiscal year. At each succeeding annual meeting of stockholders, successors to directors whose terms expired at that annual meeting would be included in the same class as the directors they succeed and they would be elected for three-year terms. Any vacancy prior to the expiration of a term may be filled only by the vote of the remaining directors, and the director filling that vacancy would serve the remainder of the full term, until the next annual meeting of stockholders at which directors of that class are elected.

         The Company's Certificate and bylaws presently contain a number of other provisions that may have the effect of discouraging, delaying, or preventing hostile takeovers, including those that might result in a premium over the market price, or discouraging, delaying, or preventing changes in control or management of the Company. These provisions include
(a) the authority of the Board of Directors to fill vacancies on the Board of Directors and (b) the authority of the Board of Directors to issue series of preferred stock with such voting rights and other powers as the Board of Directors may determine.

         Purposes and Effects. The Classified Board Provision is intended to promote continuity and stability of the Company's management and policies because a majority of the Company's directors at any given time will have prior experience as directors with the Company.

         The classification of directors could have the effect of making it more difficult for stockholders to change the composition of the Board of Directors in a relatively short period of time because at least two annual meetings of stockholders, instead of one, generally would be required to effect a change in the majority of the Board of Directors. Although the delay necessary to effect a change in the majority of the Board of Directors may discourage certain attempts at takeovers of the Company, such a provision would have the effect of encouraging potential acquirors to negotiate with the Company and obtain the specified approval of the directors or stockholders. Takeovers or changes in the directors of the Company that are proposed and effected without prior consultation and negotiation with the Company's Board of Directors may not necessarily be detrimental to the Company and its stockholders; the adoption of the proposed amendments could discourage or frustrate future attempts to acquire control of the Company that are not approved by the incumbent Board of Directors, but which a majority of stockholders might deem to be in their best interests. One of the effects of a new Article VII may be to discourage prospective acquirors from making tender offers for, or open market purchases of, the Shares without the approval of the Company's Board of Directors. The proposed amendments, if adopted, could also delay or frustrate the assumption of control by a holder of a large block of Shares or the removal of incumbent directors, even if stockholders considered such events to be beneficial. the Board of Directors thinks, however, that the benefits of seeking to protect its ability to negotiate with the proponent of an unfriendly or unsolicited proposal to take over or restructure the Company outweigh the disadvantages of discouraging such proposals.

PROPOSAL TO ELIMINATE ACTIONS BY WRITTEN CONSENT OF STOCKHOLDERS

         Description of Provision. The Board of Directors has approved and recommends stockholder approval of an amendment to the Company's Certificate to add a new Article XI providing for the elimination of actions by written consent of stockholders. Pursuant to Delaware law, unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken by stockholders of a corporation may be taken without a meeting and without a stockholder vote, provided a written consent setting forth the action to be taken is signed by the holders of Shares having a requisite number of votes that would be necessary to authorize such action at a meeting of stockholders. The Company's certificate currently does not provide for any alteration from this provision. The proposed amendment would require that action by stockholders be taken at an annual or special meeting and would prohibit action by stockholders by written consent other than at such a meeting.

         Purposes and Effects. The provisions limiting action by stockholders by written consent give all stockholders the opportunity to participate in the discussion of any proposed action, but has the effect of delaying any stockholder action until a meeting of stockholders can be called. Since the Company's ByLaws, as amended, do not authorize stockholders to call a special meeting of stockholders, the presentation of stockholder actions that have not received approval of the Board of Directors may be delayed until the next annual meeting of stockholders. Furthermore, since the Company's By-Laws set notice requirements for the presentation of stockholder actions at an annual meeting of stockholders, action on stockholder proposals may be further delayed.

         The affirmative vote of the holders of a majority of the outstanding Shares entitled to vote at the Meeting, assuming a quorum is present, is necessary for approval of the Amendment. Therefore, abstentions and broker non-votes (which may occur if a beneficial owner of Shares where Shares are held in a brokerage or bank account fails to provide the broker or the bank voting instructions as to such Shares) effectively count as votes against the Amendment. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted for approval of the Amendment.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF APPROVING THE AMENDMENTS TO THE COMPANY'S CERTIFICATE OF INCORPORATION.




       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the beneficial ownership of Common Stock as of March 15, 1999 by: (i) each person known by the Company to beneficially own 5% or more of the outstanding Shares, (ii) each director of the Company, (iii) each Named Executive Officer of the Company, and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their Shares, except to the extent authority is shared by spouses under applicable law. The information set forth in the table and accompanying footnotes has been furnished by the named beneficial owners:


NAME OF BENEFICIAL OWNER                 NO. OF SHARES        PERCENT (1)
--------------------------------     ---------------------  --------------

Joseph R. Wright, Jr. (2)                     6,515,144              21.17%
Richard T. McNamar (3)                          275,000                *
Richard S. Braddock (4)                         231,092                *
James R. Lilley (5)                              78,574                *
Michael H. Wilson (6)                           125,722                *
Marvin S. Rosen (7)                           1,276,530               4.58%
Michael J. Lim (8)                            1,181,900               3.84%
Albert G. Pastino (9)                           621,057               2.02%
James F. O'Brien (10)                           446,875               1.45%
Xiao Jun (11)                                   525,000               1.71%
All executive officers and
     directors as a group (12)               11,276,894              36.64%

Jenny Sun (13)                                5,541,593              18.00%
Polmont Investments Limited (14)              5,541,593              18.00%
Occidental Worldwide Corporation (15)         5,541,593              18.00%
Max Chian Yi Sun (16)                         5,541,593              18.00%

-----------------------

*        Less than 1%
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares subject to options currently exercisable, or exercisable within 60 days of March 15, 1999, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person.
(2) Includes 42,148 Shares held by Austin Trading Partners, LP, of which Mr. Wright is a limited partner. Also includes options to purchase 6,000,000 Shares. The address of Mr. Wright is c/o AmTec, Inc., 599 Lexington Avenue, 44th Floor, New York, New York 10022.
(3)      Includes options to purchase 250,000 Shares.
(4)      Includes options to purchase 52,500 Shares.
(5)      Includes options to purchase 47,500 Shares.
(6)      Includes options to purchase 52,500 Shares.
(7)      Includes options to purchase 12,500 Shares.
(8)      Includes options to purchase 1,125,000 Shares.
(9)      Includes options to purchase 430,000 Shares.
(10)     Includes options to purchase 446,875 Shares.
(11)     Includes options to purchase 515,000 Shares.
(12)     Includes options to purchase 9,201,017 Shares
(13) Includes 2,450,000 Shares held by Polmont Investments Limited and 2,797,691 Shares held by Occidental Worldwide Corporation entities controlled by Ms. Sun. It also includes 293,402 Shares currently held by Chian Jeng Sun & Chieh Siong Soon and 500 Shares held by Max Sun. The address of Ms. Sun is 1052 North Beverly Drive, Beverly Hills, CA 90210. The Company believes that Ms. Sun is currently out of compliance with her required filings of Statements of Beneficial Ownership based on available information related to her ownership of the Company's securities.
(14) Includes 2,797,691 Shares held by Occidental Worldwide Corporation and 293,402 Shares currently held by Chian Jeng Sun & Chieh Siong Soon and 500 Shares held by Max Sun. The address of Polmont Investments Limited is c/o Havelet Trust Company, P.O. Box 3136, Road Town, Tortola, British Virgin Islands.
(15) Includes 2,450,000 Shares held by Polmont Investments Limited and 293,402 Shares currently held by Chian Jeng Sun & Chieh Siong Soon and 500 Shares held by Max Sun. The address of Occidental Worldwide Corporation is Mr. Vincent Lim, c/o Rabobank, Shell Tower, 1 Raffles Place, Singapore.
(16) Includes 2,450,000 Shares held by Polmont Investments Limited and 2,797,691 Shares held by Occidental Worldwide Corporation of which Mr. Sun has voting power. It also includes 293,402 Shares currently held by Chian Jeng Sun & Chieh Siong Soon. The address of Mr. Sun is 126 JLN DEDAP, Taman Ampang, Selangor, Malaysia. The Company believes that Mr. Sun is currently out of compliance with his required filings of Statements of Beneficial Ownership based on available information related to his ownership of the Company's securities.


                                 MANAGEMENT

         The directors of the Company serve until the next Meeting of stockholders of the Company or until their successors are elected and qualified, subject to their prior death, resignation or removal or if the shareholders approve an amendment to the Company's Certificate of Incorporation to classify the Board of Directors of the Company into three classes with staggered terms of office, until the expiration of the respective terms of office of each class. Officers are appointed by and serve at the discretion of the Board of Directors, subject to the rights of the officers under their respective employment agreements. There are no family relationships among any of the Company's directors and executive officers. Set forth below is certain information with respect to the directors, director nominees and executive officers of the Company as of March 15, 1999:



NAME                      AGE       POSITION
----------------        ---------   ------------------

Joseph R. Wright, Jr.      60       Chairman of the Board of Directors, Chief
                                    Executive Officer and President
Richard T. McNamar         59       Vice Chairman of the Board of Directors
Richard S. Braddock        57       Director
James R. Lilley            70       Director
Michael H. Wilson          60       Director
Marvin S. Rosen            58       Director
Michael J. Lim             35       Executive Vice President
Albert G. Pastino          56       Senior Vice President, Chief Financial
                                    Officer and Treasurer
James F. O'Brien           53       Senior Vice President, General Counsel
                                    and Corporate Secretary (Resigned
                                    March 31, 1999)
Xiao Jun                   41       Executive Vice President - AmTec China


         Joseph R. Wright, Jr. has served as the Company's Chairman of the Board of Directors since May 1995, Chief Executive Officer since March 1996 and President since May 1996. Mr. Wright also serves as Chairman and member of the Board of GRC International, Inc. a U.S. public company that provides information technology support to government and private entities, Co-Chairman and member of the Board of Baker & Taylor Holdings, Inc., an international book and video distribution company. From 1989 to 1994, Mr. Wright served as Executive Vice President, Vice Chairman and a member of the board of W. R. Grace & Co., an international chemicals and health care company, President of Grace Energy Corporation and Chairman of Grace Environmental Company. From 1982 to 1989, Mr. Wright held the positions of Director and Deputy Director of the Office of Management and Budget, and was a member of President Reagan's cabinet. Prior to 1982, he served as Deputy Secretary, United States Department of Commerce, President of Citicorp Retail Services and Retail Consumer Services, held posts in the United States Department of Agriculture and the United States Department of Commerce, and was Vice President and Partner of Booz. Allen & Hamilton, a management consulting firm. He is currently a member of the Board of GRC International, Inc., PanAm Sat, Inc., Baker & Taylor Holdings, Inc., Real Med, Inc., California Cedar Products Company and Barrington Capital Corporation.

         Richard T. McNamar has served as the Company's Vice Chairman of the Board of Directors since September 1996. He was the founder and Chairman of International Franchise, Inc., a firm that specialized in international financial franchising transactions, from 1995 to 1997. He was a Managing Director of Oppenheimer & Co. from 1991 to 1994. Formerly, he was the Vice-Chairman of The Bank of New England Corporation and subsidiaries from 1990 to 1991. Mr. McNamar served as Managing Director of Conover & McNamar, a financial consulting and investment advisory firm, from 1986 to 1990. Mr. McNamar served as Deputy Secretary of the United States Treasury from 1981 to 1985. He served in the Nixon and Ford Administrations from 1972 to 1977, where he served as the Executive Director of the Federal Trade Commission from 1973 through 1977. Mr. McNamar is also currently a member of the Executive Board of the Bretton Woods Committee and the Board of the Institute of the Americas.

         Richard S. Braddock has served as a Director of the Company since August 1997. He has been the Chairman and Chief Executive Officer of priceline.com since December 1997. He served as the Chairman of True North Communications, Inc. (a public company) from 1997 to December 1998. He has served as a principal of Clayton, Dubilier & Rice, Inc. from 1994 to 1995 and as the Chief Executive Officer of Medco Containment Services from January 1993 to December 1993. Mr. Braddock held various positions at Citicorp from 1973 through 1992 including that of President and Chief Operating Officer of Citicorp and its principal subsidiary, Citibank, N.A., from January 1990 to November 1992 and as sector executive for worldwide consumer activities from 1985 to 1990. Mr. Braddock served as a director of Citicorp from 1985 to 1992. Mr. Braddock serves on the Board of Directors of E*Trade Group, Inc., Eastman Kodak Company, Cadbury Schweppes plc adr and True North Communications, Inc., all publicly-held companies, priceline.com, New Sub Services, Inc. and Prime Response, Ltd., all private companies, and of Lincoln Center for the Performing Arts. He is a trustee of the Cancer Research Institute. Mr. Braddock received his bachelors degree from Dartmouth College and his M.B.A from the Harvard Graduate School of Business Administration.

         James R. Lilley has served as a Director of the Company since May 1997. Ambassador Lilley is currently a resident fellow at the American Enterprise Institute ("AEI") which he joined in January 1993, and a senior advisor to the Institute for Global Chinese Affairs at the University of Maryland since 1996. Prior to his joining AEI, Ambassador Lilley served in President Bush's Administration as the Assistant Secretary of Defense for International Security Affairs from November 1991 to January 1993. Ambassador Lilley was U.S. Ambassador to the People's Republic of China from April 1989 to May 1991, and to the Republic of Korea from 1986 to 1989. Ambassador Lilley is the co-editor of Beyond MFN: Trade with China and American Interests and is the author of the forward for the AEI publication, Chinese Military Modernization. He has represented Hunt Oil of Texas and United Technologies of Hartford, Connecticut in 1979 to 1980. Ambassador Lilley worked for Archer-Daniels-Midland Co. and Westinghouse as a business consultant.

         Michael H. Wilson has served as a Director of the Company since May 1997. He has been Vice-Chairman of RBC Dominion Securities, Inc. in Toronto, Canada since 1995. Prior to 1994, Mr. Wilson was the Government of Canada's Minister of Industry, Science and Technology and Minister for International Trade from 1991 to 1993, and the Minister of Finance from 1984 to 1991. Prior to his career in public service, Mr. Wilson was Executive Vice-President of Dominion Securities Limited from 1993 to 1997. Mr. Wilson also serves on the Board of Directors of Amoco Corporation and Rio Algom Limited, both publicly held companies. He is also active in a number of professional and community organizations, including The Center for Addictions and Mental Health Foundation, The Aspen Institute and The Institute of the Americas.

         Marvin S. Rosen has served as Director of the Company since March 1999. Mr. Rosen is a Principal Shareholder and Member of the Executive Committee of Greenberg Traurig, P.A., a national law firm. From September 1995 through January 1997, Mr. Rosen served as the Finance Chairman of the Democratic National Committee. Mr. Rosen currently serves on the Board of Directors of the Children's Health Fund (New York City) (since 1994), the Robert F. Kennedy Memorial (since 1995), Bio-Medical Disposal, Inc. (since
1998) and Fusion Telecommunications International (since 1997), where he has also been Vice- Chairman since December 1998. Mr. Rosen received his B.S. in Commerce from the University of Virginia, LL.B. from Dickinson School of Law and his LL.M. in Corporations from New York University Law School.

         Michael J. Lim has served as the Executive Vice President of the Company since November 1995 and as the Chief Financial Officer from May 1996 through June 1997. Mr. Lim served as a Director of the Company from December 1996 to April 1997. Prior to his joining the Company, Mr. Lim was an investment banker with Bear, Stearns & Co., Inc. from 1986 to 1988 and from 1991 to 1995. From 1993 to 1995, Mr. Lim served as Vice President of Bear Stearns Asia Limited, where he advised Asian enterprises on a variety of financing and merger and acquisition transactions, with particular focus on telecommunications and infrastructure financings. Mr. Lim also worked as an investment banker with the Chase Manhattan Bank from 1990 to 1991. Mr. Lim received his A.B. from Harvard College in English Literature and his M.B.A. from the Amos Tuck School of Business Administration at Dartmouth.

         Albert G. Pastino has served as a Senior Vice President and Chief Financial Officer of the Company since June 1997 and was appointed Treasurer of the Company in December 1997. From 1993 to 1997, Mr. Pastino served as the President of Kisco Capital Company, Inc., an affiliate of Kohlberg & Company, a private equity investment company. He also served on the boards of directors of a number of Kohlberg & Company's portfolio companies. From 1989 through 1992, Mr. Pastino served as Senior Vice President and Chief Operating Officer of Fortis Private Capital, Inc., a private equity investment company investing in expansion financing and management buyouts. Mr. Pastino began his business career at Deloitte & Touche LLP where he served as senior partner, and gained his investment banking experience at Alex Brown & Sons, Incorporated. Mr. Pastino received an M.B.A. from Fairleigh Dickinson University and a B.S. from St. Joseph's University.

         James F. O'Brien has served as a Senior Vice President and General Counsel of the Company from June 1997 to March 31, 1999 and was Corporate Secretary of the Company from May 1998 to March 31, 1999. Mr. O'Brien was a senior partner at the law firm of Goulston and Storrs in Boston, Massachusetts where he founded the litigation practice in 1978 and specialized in complex financial transactions. He has served as an advisor to U.S. corporations seeking business opportunities in Southeast Asia. Mr. O'Brien received a J.D. from Boston College Law School and an A.B. from St. John's Seminary in Boston.

         Xiao Jun has served as Executive Vice President - AmTec China since December 1995. He also served as a Director from February 1995 through October 1997, the Company's Secretary from February 1995 to January 1996 and as Chief Financial Officer from June 1995 to May 1996. He has been the President of Xiao Hua International, Inc., an international steel trading business based in California since June 1993. He served as the Vice President of ITV Communications, Inc. from December 1994 to January 1996. From March 1990 to May 1993, Mr. Xiao was the Vice President of Chong Qing Special Metals Industry Co. From 1985 to 1990, Mr. Xiao served as an engineer and project manager at the representative office of IBM China/HK Corp. (Beijing). Mr. Xiao received a bachelor's degree in physics from the Beijing Polytechnic University in 1982.


         CERTAIN RELATED PARTY TRANSACTIONS

         On November 10, 1998, 38.5 shares of the Series E Shares were acquired from an investment fund by the Company and investors known to the Company. Mr. Marvin S. Rosen was one of the investors participating in the acquisition and he acquired 7.7 Series E Shares with 134,142 Warrants for a total consideration of $250,000.



                  COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE COMPENSATION

     The following tables set forth certain information concerning compensation for the fiscal years ended March 31, 1998, 1997 and 1996 of certain of the Company's executive officers, including the Company's Chief Executive Officer and all executive officers whose total annual salary and bonus exceeded $100,000, for the fiscal year ended March 31, 1998 (the "Named Executive Offices").


                                                                                               Long Term
                                                      Annual Compensation                 Compensation Awards
                                           -----------------------------------------  ----------------------------

Name and                                                              Other Annual         Stock         Options/
Principal Position                 Year    Salary ($)    Bonus ($)    Compensation        Awards ($)     SARS (#)
-------------------------------- --------  -----------  -----------  ---------------    -------------  -------------

Joseph R. Wright                     1998     392, 967       50,000    (2)   $30,000
   Chief Executive Officer (1)       1997      256,250                 (2)   $30,000       $281,250      3,000,000
                                     1996      143,750                 (2)   $30,000                     3,000,000

R. T. McNamar                        1998      100,000                 (4)   $37,500
   Vice Chairman (3)                 1997                                                                  500,000
                                     1996

Michael J. Lim                       1998      253,417       75,000                                        250,000
   Executive Vice President (5)      1997      167,333
                                     1996       79,615                                                   1,000,000

Albert G, Pastino                    1998      125,000       50,000                                        467,500
   Senior Vice President,            1997
   Chief Financial Officer &         1996
   Treasurer (6)

James F. O'Brien                     1998      125,000       50,000                                        467,500
   Senior Vice President,            1997
   General Counsel &                 1996
   Corporate Secretary (7)

Xiao Jun                             1998      175,000
   Executive Vice President -        1997      123,958
   AVIC China (8)                    1996       57,990                                                     400,000

---------------------------


1. Mr. Wright has served as the Company's Chief Executive Officer since March 14, 1996. He joined the Company as the Chairman of the Board of Directors on May 1, 1995.
2.       During fiscal 1996, 1997 and 1998, the Company paid approximately
         $30,000 per year on behalf of Mr. Wright for certain personal tax and accounting services rendered by third parties for Mr. Wright.
3.       Mr. McNamar joined the Company on September 3, 1996 as Vice
         Chairman of the Board of Directors.
4. Mr. McNamar received 25,000 Shares pursuant to his terms of employment with the Company, such Shares having a value of $37,500 at the time of issuance in September 1997.
5.       Mr. Lim joined the Company as the Executive Vice President -
         Operations on November 7, 1995 and served as the Company's Chief
         Financial Officer from May 1996 through June 15, 1997.
6.       Mr. Pastino joined the Company as the Senior Vice President and
         Chief Financial Officer on June 16, 1997.
         He became the Treasurer of the Company on December 8, 1997.
7.       Mr. O'Brien joined the Company as Senior Vice President and
         General Counsel on June 16, 1997. He became the Secretary of the
         Company on May 14, 1998. He resigned March 31, 1999.
8.       Mr. Xiao joined the Company in 1995 as the Executive Vice
         President of AVIC-China, AmTec's predecessor corporation.



OPTION AND SAR GRANTS DURING LAST FISCAL YEAR

         The following table sets forth certain information regarding grants of options to the Named Executive Officers during the fiscal year ended March 31, 1998:


                                    Number of                % of Total
                                   Securities              Options Granted           Exercise
                                   Underlying               to Employees              Price
Name                           Options Granted (#)         in Fiscal Year           ($/Share)         Expiration Date
-------------                -----------------------   -----------------------   ----------------    ------------------

Michael J. Lim                       250,000                    21.10                 $0.75               11/07/07
Albert G. Pastino                    467,500                    39.45                 2.125               10/16/07
James F. O'Brien                     467,500                    39.45                 2.125               10/16/07



OPTIONS EXERCISED IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

         The following table sets forth certain information regarding option exercises by the Named Executive Officers during the fiscal year 1998 and options held by such Named Executive Officers on March 31, 1998:



                                                           Number of Securities           Value of Unexercised
                                                          Underlying Unexercised          In-the-Money Options
                                                        Options at Fiscal Year End       at Fiscal Year End (1)
                                                      ------------------------------  ----------------------------
                             Shares
                            Acquired        Value
Name                      on Exercise      Realized     Exercisable   Unexercisable    Exercisable  Unexercisable
----------------------- ---------------- ------------ --------------- --------------  ------------- --------------

Joseph R. Wright                                            6,000,000                    $5,775,000
R.T. McNamar                                                  250,000        250,000
Michael J. Lim                                              1,062,500        187,500        997,656     $105,469
Albert G. Pastino                                             300,625        166,875
James F. O'Brien                                              300,625        166,875
Xiao Jun                                                      515,000                       495,113

------------------

(1) Based on a per share price of $1.3125, the closing price of the Common Stock as reported on the American Stock Exchange on August
         27, 1998, minus the exercise price of the option, multiplied by the number of shares underlying the Option.



EMPLOYMENT AGREEMENTS

         On December 15, 1998, the Compensation Committee of the Board of Directors approved new contracts for three executives of the Company. These contracts, which took effect on January 1, 1999, will supercede certain contracts entered into between the Company and the three executives prior to January 1, 1999. The three executives are: Joseph R. Wright, Jr., Chairman, Chief Executive Officer and President of the Company, Michael J. Lim, Executive Vice President of the Company, and Albert G. Pastino, Senior Vice President, Chief Financial Officer and Treasurer of the Company. The terms of the new contracts establish reduced base salaries, and make bonus payments and stock option grants to the executives completely subject to the discretion of the Compensation Committee of the Company's Board of Directors. Each contract is a three-year contract, which represents a two-year reduction to the prior five-year contracts.

         In the first year of Mr. Wright's contract he will be paid $450,000, which represents a $50,000 reduction to his current base salary, and he will receive a stock grant of 100,000 Shares and an option to purchase 200,000 shares of the Company's Common Stock at $0.875 per share, the market price on the date of signing the contract; the option has a two year vesting period, by which 25% of said option will vest each six months following the initial date of the contract.

         In the first year of Mr. Lim's contract he will be paid $330,000, which represents a reduction of $20,000 to his previously contracted base salary, and he will receive a stock grant of 50,000 Shares and an option to purchase 100,000 shares of the Company's Common Stock at $0.875 per share, the market price on the date of signing the contract; the option has a two year vesting period, by which 25% of said option will vest each six months following the initial date of the contract.

         In the first year of Mr. Pastino's contract he will be paid $220,000, which represents a reduction of $30,000 to his previously contracted base salary, and he will receive a stock grant of 30,000 Shares and an option to purchase 50,000 shares of the Company's Common Stock at $0.875 per share, the market price on the date of signing the contract; the option has a two year vesting period, by which 25% of said option will vest each six months following the initial date of the contract.

         Further, the Company anticipates entering into revised contracts for other senior executives of the Company. Such contracts are anticipated to be completed in the first quarter of the Company's 2000 fiscal year.

         On September 6, 1996, the Company entered into a one year verbal employment agreement with Richard T. McNamar pursuant to which Mr. McNamar serves as Vice Chairman of the Company. He received 25,000 Shares upon commencing employment. Initially, Mr. McNamar worked on part time bases, and negotiated to receive a contingent success fee for financings he introduced or arranged for the Company. On October 1, 1996 Mr. McNamar became a full time employee and waived his rights to any success fees. In his part time capacity, Mr. McNamar was issued an option to purchase 250,000 Shares at an exercise price of $1.50 per share on September 6, 1996. The exercise price of the options were based on the market value of the Common Stock on the date of grant. Pending approval of the Compensation Committee, which is expected during the quarter beginning April 1, 1999, the Company will enter into a new three year employment agreement with Mr. McNamar.

         On October 15, 1997, the Company entered into a five-year employment agreement with James F. O'Brien. Mr. O'Brien served as a Senior Vice President, General Counsel and Secretary of the Company and received an annual base salary of $250,000 and stock options to acquire 535,000 Shares at an exercise price of $2.125 per share. The exercise price of the options for Mr. O'Brien was based on the market price of the Common Stock, as reported on the American Stock Exchange, at the time the grant was made. Mr. O'Brien resigned on march 31, 1999.

         Directors Compensation.

         The Company maintains a policy of compensating its outside directors for serving as members of the Company's Board of Directors. The compensation paid to unaffiliated directors is based on stock grants and stock option grants through the Company's Stock Option Plans.

         As of the date of this Proxy Statement, for their services as Directors of the Company, 10,000 shares of the Common Stock and 52,500 options had been granted to each of Messrs. Braddock and Wilson, and Mr. Lewis has 40,000 options and Mr. Lilley has 47,500 options. When Mr. Rosen joined the Board on March 11, 1999, he received 10,000 shares and options to purchase 10,000 shares at the market price on the day it was granted. He received 2,500 options for his services at the board meeting.

         Directors and Officers Liability Insurance. The Company has obtained directors' and officers' liability insurance with an aggregate liability for the policy year, inclusive of costs of defense, in the amount of $3,000,000. The insurance policy ending April 3, 1998, was renewed as of April 4, 1998 and will expire April 3, 1999.

         Indemnification of Officers and Directors. The Company's Certificate of Incorporation and Bylaws designate the relative duties and responsibilities of the Company's officers, establish procedures for actions by directors and stockholders and other items. The Company's Certificate of Incorporation and Bylaws also contain extensive indemnification provisions that will permit the Company to indemnify its officers and directors to the maximum extent provided by Delaware law.

         In addition, the Company has adopted a form of indemnification agreement (the "Indemnification Agreement") which provides the indemnitee with the maximum indemnification allowed under applicable law. The Company has not entered into Indemnification Agreements with any of its directors, executives, employees or consultants as of the date of this Report. Since the Delaware statute is non-exclusive, it is possible that certain claims beyond the scope of the statute may be indemnifiable. The Indemnification Agreements provide a scheme of indemnification which may be broader than that specifically provided by Delaware law. It has not yet been determined, however, to what extent the indemnification expressly permitted by Delaware law may be expanded, and therefore the scope of indemnification provided by the Indemnification Agreements may be subject to future judicial interpretation.

         The Indemnification Agreement provides, in pertinent part, that the Company shall indemnify an indemnitee who is or was a party or is threatened, pending or completed action or proceeding whether civil, criminal, administrative or investigative by reason of the fact that the indemnitee is or was a director, officer, key employee or agent of the Company or any subsidiary of the Company. The Company shall advance all expenses, judgments, fines, penalties and amounts paid in settlement (including taxes imposed on indemnitee on account of receipt of such payouts) incurred by the indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action or proceeding as described above. The indemnitee shall repay such amounts advanced only if it shall be ultimately determined that he or she is not entitled to be indemnified by the Company. The advances paid to the indemnitee by the Company shall be delivered within 20 days following a written request by the indemnitee. Any award of indemnification to an indemnitee, if not covered by insurance, would come directly from assets of the Company, thereby affecting a stockholder's investment.

         Termination of Employment and Change of Control Agreements. Except as set forth in employment agreements and stock option agreements of certain employees of the Company and its subsidiaries, the Company has no compensatory plans or arrangements which relate to the resignation, retirement or any other termination of an executive officer or key employee with the Company or a change in control of the Company or a change in such executive officer's or key employee's responsibilities following a change in control.

STOCK OPTION PLANS

         As of February 8, 1995, the Company's Board of Directors and stockholders approved the Company's 1995 Stock Option Plan (the "1995 Stock Option Plan") in connection with the closing of the transactions contemplated by the Reorganization Agreement. The Company has reserved up to 500,000 Shares for issuance under the 1995 Stock Option Plan. The Company has granted options to purchase up to 321,800 Shares under the 1995 Stock Option Plan, 185,000 of which have been exercised as of August 27, 1998.

         The 1996 Stock Option Plan (the "1996 Stock Option Plan" and together with the 1995 Stock Option Plan, the "Stock Option Plans") was adopted by the Board of Directors on March 14, 1996 and by the Company's stockholders on May 7, 1996. The Company has reserved for issuance thereunder an aggregate of 12,000,000 Shares. The Company has granted options to purchase up to 9,350,000 Shares under the 1996 Stock Option Plan, 10,000 of which have been exercised. Of the 9,350,000 options granted as of the date of this Report, 8,578,750 options have vested, and the remaining 771,250 options may vest subject to certain schedules. The Board of Directors has approved a provision in the 1996 Stock Option Plan which will place a 6,000,000 share limit on the number of options that may be granted under the 1996 Stock Option Plan to an employee in the fiscal year ended March 31, 1996, and a 1,500,000 share limit in each fiscal year thereafter.

         A description of each of the Company's Stock Option Plans is set forth below. The description is intended to be a summary of the material provisions of the Company's Stock Option Plans and does not purport to be complete.

         Administration of and Eligibility Under Stock Option Plans. Each of the Stock Option Plans, as adopted, provides for the issuance of options to purchase Shares to officers, directors, employees, independent contractors and consultants of the Company and its subsidiaries. The Stock Option Plans authorize the issuance of incentive stock options ("ISOs"), and non-qualified stock options ("NSOs") and stock appreciation rights ("SARs") to be granted by a committee (the "Committee") to be established by the Board of Directors to administer the Stock Option Plans.

         Subject to the terms and conditions of the Stock Option Plans, the Committee will have the sole authority to determine: (a) the persons ("optionees") to whom options to purchase Shares and SARs will be granted,
(b) the number of options and SARs to be granted to each such optionee, (c) the price to be paid for each Share upon the exercise of such option, (d) the period within which each option and SAR will be exercised and any extensions thereof, and (e) the terms and conditions of each such stock option agreement and SAR agreement which may be entered into between the Company and any such optionee.

         All officers, directors and employees of the Company and its subsidiaries and certain consultants and other persons providing significant services to the Company and its subsidiaries will be eligible to receive grants of options and SARs under the Stock Option Plans. However, only employees of the Company and its subsidiaries are eligible to be granted ISOs.

         Stock Option Agreements. All options granted under the Stock Option Plans will be evidenced by an option agreement or SAR agreement between the Company and the optionee receiving such option or SAR. Provisions of such agreements entered into under the Stock Option Plans need not be identical and may include any term or condition which is not inconsistent with the respective Stock Option Plan and which the Committee deems appropriate for inclusion.

         Incentive Stock Options. Except for ISOs granted to stockholders possessing more than ten percent (10%) of the total combined voting power of all classes of the securities of the Company or its subsidiaries to whom such ownership is attributed on the date of grant ("Ten Percent Stockholders"), the exercise price of each ISO must be at least 100% of the fair market value of the Company's Common Stock as determined on the date of grant. ISOs granted to Ten Percent Stockholders must be at an exercise price of not less than 110% of such fair market value. Each ISO must be exercised, if at all, within ten (10) years from the date of grant, but, within five (5) years of the date of grant in the case of ISOs granted to Ten Percent Stockholders. An optionee of an ISO may not exercise an ISO granted under the Stock Option Plans so long as such person holds a previously granted and unexercised ISO. The aggregate fair market value (determined as of time of the grant of the ISO) of the Common Stock with respect to which the ISOs are exercisable for the first time by the optionee during any calendar year shall not exceed $100,000.

         Non-Qualified Stock Options. The exercise price of each NSO will be determined by the Committee on the date of grant. However, the exercise price for the NSOs under the 1995 Stock Option Plan will in no event be less than 85% of the fair market value of the Common Stock on the date the option is granted, or not less than 110% of the fair market value of the Common Stock on the date such option is granted in the case of an option granted to a Ten Percent Stockholder. No such restriction exists with respect to the exercise prices of NSOs granted under the 1996 Stock Option Plan. The exercise period for each NSO will be determined by the Committee at the time such option is granted, but in no event will such exercise period exceed ten (10) years from the date of the grant.

         Stock Appreciation Rights. Each SAR granted under the Stock Option Plans will entitle the holder thereof, upon exercise of the SAR, to receive from the Company, in exchange therefor, an amount equal in value to the excess of the fair market value on the date of exercise of one share of Common Stock over its fair market value on the date of grant (or in the case of an SAR granted in connection with an option, the excess of the fair market value of one share of Common Stock at the time of exercise over the option exercise price per share under the option to which the SAR relates), multiplied by the number of Shares covered by the SAR or the option, or portion thereof, that is surrendered.

         SARs will be exercisable only at the time or times established by the Committee. If an SAR is granted in connection with an option, the SAR will be exercisable only to the extent and on the same conditions that the related option could be exercised. The Committee may withdraw any SAR granted under the Stock Option Plans at any time and may impose any conditions upon the exercise of an SAR or adopt rules and regulations from time to time affecting the rights of holders of SARs.

         Termination of Option and Transferability. In general, any unexpired options or SARs granted under the Stock Option Plans will terminate: (a) in the event of death or disability, pursuant to the terms of the option agreement or SAR agreement, but not less than six (6) months or more than twelve (12) months after the applicable date of such event,
(b) in the event of retirement, pursuant to the terms of the option agreement or SAR agreement, but no less than thirty (30) days or more than three (3) months after such retirement date, or (c) in the event of termination of such person other than for death, disability or retirement, until thirty (30) days after the date of such termination. However, the Committee may in its sole discretion accelerate the exercisability of any or all options or SARs upon termination of employment or cessation of services. The options and SARs granted under the Stock Option Plans generally will be non-transferable, except by will or the laws of descent and distribution.

         Adjustments Resulting from Changes in Capitalization. The number of Shares reserved under the Stock Option Plans and the number and price of Common Stock covered by each outstanding option or SAR under the Stock Option Plans will be proportionately adjusted by the Committee for any increase or decrease in the number of issued and outstanding Shares resulting from any stock dividends, split-ups, consolidations, recapitalizations, reorganizations or like event.

         Amendment or Discontinuance of Stock Option Plan. The Board of Directors has the right to amend, suspend or terminate the Stock Option Plans at any time. Unless sooner terminated by the Board of Directors, the 1995 Stock Option Plan and the 1996 Stock Option Plan will terminate on February 8, 2005 and May 7, 2006, respectively, the tenth anniversary date of the effectiveness of each such Stock Option Plan.

REPRICING OF OPTIONS

         In October 1997, the Board of Directors determined to cancel certain existing options issued to two senior vice presidents, Albert G. Pastino and James F. O'Brien, of the Company as part of a renegotiation of then existing contracts between the Company and the affected executives. As part of the issuance of the new contracts, new options were issued to the two executives at an exercise price which was the prevailing market price of the Company's Common Stock at the time the new grants were made.

         The original contracts, dated June 15, 1997, granted each of the above named two executives an option to purchase 400,000 Shares at $3.00 per share. The revised contracts, dated October 15, 1997, cancelled these options, and the executives were each issued a new option to purchase 467,500 Shares at $2.125. The cancellation of existing options and reissuance of new options at a lower exercise price, which was the then prevailing market price of the Common Stock, was deemed appropriate and equitable to both the executives and the Company since the executives were newly employed and would be inappropriately impacted by the decline of the Common Stock at that time.

BOARD OF DIRECTORS' REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board determines the Company's executive compensation policy and sets compensation for the Chief Executive Officer and all other executive officers of the Company. The policy of the Board is to maintain executive compensation at competitive levels that will permit the Company to attract, motivate and retain individuals with superior managerial abilities. The levels of compensation are intended to reward individual initiative and achievement, while motivating executives of the Company to increase shareholder value by improving performance and profitability of the Company.

         The Board reviews the base salary of Mr. Wright (as well as the other executive officers including the executive officers named in the Summary Compensation Table) annually, considering factors such as corporate progress toward achieving objectives (without reference to any specific performance-related targets) and individual performance experience and expertise. In determining Mr. Wright's overall compensation as well as the compensation of the other executive officers, the Board also reviews certain compensation levels at other companies. Such other companies are not necessarily the same as the companies, in the peer group index in the performance graph section of this Proxy Statement because the Board believes that the Company competes for executive talent with companies in addition to those in its peer group. Additional factors reviewed by the Board in determining appropriate compensation levels for executives including Mr. Wright include subjective factors related to corporate and the executive's individual performance.

         The Compensation Committee adopted a policy during the fiscal year ended March 31, 1998, which places executive compensation under an annual review, by which bonuses and additional option grants, as well as increases to salary, will be based on performance goals as established by the Committee and the individual executives at the commencement of each year of employment. Further, the Committee places the majority of executive compensation in "at-risk" categories, including stock options and performance bonuses. The Committee has adopted a policy by which options granted pursuant to the Company's 1995 and 1996 Option Plans will be issued with exercise prices set at the fair market value of the Common Stock at the time of issue.


                             PERFORMANCE GRAPH

         The following graph indicates AmTec's total return to its shareholders for the period March 29, 1996 to March 31, 1998, as compared to the returns for the Russell 2000 Index and a Peer Group. The Peer Group consists of certain companies with stock trading on United States stock exchanges, and which engage in business exclusively in China. The information contained in this graph is not necessarily indicative of AmTec's future performance.


                        COMPARATIVE TOTAL RETURNS*
                   AMTEC, INC., RUSSELL 2000, PEER GROUP
                  (PERFORMANCE RESULTS THROUGH 3/31/98)


                             [GRAPHIC OMITTED]




                            1996         1997           1998

AmTec, Inc.           $   100.00    $    58.33       $   14.39
Russell 2000          $   100.00    $   103.56       $  145.32
Peer Group            $   100.00    $    54.65       $   39.53

----------------------

* Assumes $100 invested at the close of trading on the last day preceding the first day of the third preceding fiscal year in AmTec Common Stock, Russell 2000 Index, and the Peer Group. The Cumulative total return assumes reinvestment of dividends.



                       BOARD MEETINGS AND COMMITTEES

         During the fiscal year ended March 31, 1998, the Board of Directors of the Company met five times. Except for Liang Jiangli, who did not attend one Board meeting of two scheduled during his tenure during the fiscal year ended March 31, 1998, no incumbent member who was a director during the past fiscal year attended fewer than 75% of the aggregate of all meetings of the Board of Directors and all meetings of the committees of the Board of Directors on which he served.

         The Company's Audit Committee reviews the scope of the audit and other accounting related matters. During the fiscal year ended March 31, 1998, Michael H. Wilson was the Chairman of the Audit Committee and James
R. Lilley and Richard T. McNamar were members of the Committee. The Company also has a Compensation Committee chaired by Richard S. Braddock. Drew Lewis and Joseph R. Wright, Jr. served as members of the Compensation Committee during the fiscal year ending March 31, 1998. The Compensation Committee had two telephonic meetings during the fiscal year ending March 31, 1998. The Audit Committee had two meetings during the fiscal year ended March 31, 1998. There are no other committees of the Board of Directors.

         Mr. Wright and Mr. McNamar will not stand for appointment to the Audit Committee following the shareholders' meeting so that the Audit Committee will subsequently be composed exclusively of outside directors. Upon his election to the Board, Marvin Rosen was appointed to the Compensation Committee.


          SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors and certain of its officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Commission. Officers, directors and greater than 10% stockholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the forms furnished to the Company and the representations made by the reporting persons to the Company, the Company believes that during the fiscal year ended March 31, 1998, its directors, officers and 10% stockholders with the exception of Jenny Sun and Max Sun complied with all filing requirements under Section 16(a) of the Exchange Act.


                           STOCKHOLDER PROPOSALS

         Stockholders are advised that any stockholder proposal, including nominations to the Board of Directors, intended for consideration at the annual meeting for the fiscal year ended March 31, 1999 ("1999 Annual Meeting") must be received by the Company no later than September 10, 1999 to be included in the proxy material for the 1999 Annual Meeting. It is recommended that stockholders submitting proposals direct them to Karin-Joyce Tjon, Vice President of the Company, and utilize certified mail, return-receipt requested in order to ensure timely delivery.


                             OTHER INFORMATION

         Management does not know of any items other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which may properly come before the meeting or other matters incident to the conduct of the meeting. As to any other item or proposal that may properly come before the meeting, including voting on a proposal omitted from this Proxy Statement pursuant to the rules of the Securities and Exchange Commission, it is intended that proxies received will be voted in accordance with the discretion of the proxy holders.

         The form of proxy and this Proxy Statement have been approved by the Board of Directors and are being mailed and delivered to stockholders by its authority.

                                                      R. T. MCNAMAR
                                                      Secretary

New York, New York
September 7, 1999


                        ---------------------------

         THE ANNUAL REPORT TO STOCKHOLDERS OF THE COMPANY FOR THE FISCAL YEAR ENDED MARCH 31, 1998, WHICH INCLUDES FINANCIAL STATEMENTS, HAS BEEN MAILED TO STOCKHOLDERS OF THE COMPANY. THE ANNUAL REPORT DOES NOT FORM ANY PART OF THE MATERIAL FOR THE SOLICITATION OF PROXIES.

                        ---------------------------



                                AMTEC, INC.

           PROXY FOR MEETING OF STOCKHOLDERS, SEPTEMBER 24, 1999

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Joseph R. Wright, Jr. and Richard
T. McNamar, and each or either of them, as proxy holders with power to appoint his substitute and hereby authorizes the proxy holders to represent and vote, as designated below, all the shares of common stock of AmTec, Inc. (the "Company") held of record by the undersigned on August 27, 1999 at the Meeting of Stockholders to be held on September 24, 1999 at 10:00 A.M. or any and all adjournments thereof.

         1.   ELECTION OF DIRECTORS:


              (   )    FOR all nominees listed below (except as
                       marked to the contrary below).

              (   )    WITHHOLD AUTHORITY to vote for all nominees
                       listed below.

         (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, DRAW A LINE THROUGH SUCH NOMINEE'S NAME.):

                                            Joseph R. Wright, Jr.
                                            Richard T. McNamar
                                            James R. Lilley
                                            Michael H. Wilson
                                            Richard S. Braddock
                                            Marvin S. Rosen

         2. Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending March 31, 1999.

                   (   )  FOR        (    )  AGAINST       (    )  ABSTAIN

         3. Proposal to approve the issuance of up to 8,000,000 shares of the Common Stock pursuant to conversion of certain shares of the Company's Series E Convertible Preferred Stock.

                   (   )  FOR        (    )  AGAINST       (    )  ABSTAIN

         4. Proposal to approve the amendment to the Certificate of Incorporation of the Company to classify the Board of Directors into these classes.

                   (   )  FOR        (    )  AGAINST       (    )  ABSTAIN

         5. Proposal to approve the amendment to the Certificate of Incorporation of the Company to eliminate action by written consent of stockholders.

                   (   )  FOR        (    )  AGAINST       (    )  ABSTAIN

         6. In their discretion, the proxy holders are authorized to vote upon such other business as may properly be brought before the Meeting or any and all adjournments thereof.


THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR EACH OF PROPOSAL 1, 2, 3, 4, 5 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY AND ALL ADJOURNMENTS THEREOF. IN THE EVENT ANY OF THE NOMINEES IS UNAVAILABLE FOR ELECTION OR UNABLE TO SERVE, THE SHARES REPRESENTED BY THIS PROXY MAY BE VOTED FOR A SUBSTITUTE NOMINEE SELECTED BY THE BOARD OF DIRECTORS.


                                 Dated:  ________________, 1999



                                 Signature



                                 (Signature, if held jointly)


                                 Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized partner.


          PLEASE PROMPTLY MARK, SIGN, DATE, AND RETURN THIS PROXY
                        USING THE ENCLOSED ENVELOPE.






                                                       APPENDIX 1


                            AMENDED AND RESTATED

                        CERTIFICATE OF INCORPORATION
                                     OF
                                AMTEC, INC.

         This Restated Certificate of Incorporation (the "Certificate") of AMTEC, INC. (the "Corporation"), was duly adopted by the Board of Directors and the stockholders of the Corporation, as set forth below, in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware on December 8, 1997. The original Certificate of Incorporation was filed on June 20, 1996.

         The foregoing Restated Certificate of Incorporation was adopted by a majority of the issued and outstanding stock of each class of stockholders of the Corporation entitled to vote thereon as a class.

         This Restated Certificate of Incorporation restates and integrates and further amends the original Certificate of Incorporation of this Corporation to read in its entirety as follows:

         FIRST:   The name of the corporation is AMTEC, Inc.

         SECOND: The address of the registered office of the Corporation in the State of Delaware shall be at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name and address of the Corporation's registered agent in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.

         THIRD:   The  purpose of the  Corporation  is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware.

         FOURTH: 1 . The total number of shares of stock which the Corporation shall have authority to issue is One Hundred Ten Million (110,000,000) shares, consisting of One Hundred Million (100,000,000) shares of Common Stock, par value $0.001 per share (the "Common Stock"), and Ten Million (10,000,000) shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock").

         2. Shares of Preferred Stock may be issued from time to time in one or more series as may be established from time to time by resolution of the Board of Directors of the Corporation (the "Board of Directors"), each of which series shall consist of such number of shares and have such distinctive designation or title as shall be fixed by resolution of the Board of Directors prior to the issuance of any shares of such series. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution of the Board of Directors providing for the issuance of such series of Preferred Stock. The Board of Directors is further authorized to increase or decrease (but not below the number of shares of such class or series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.

         FIFTH: In furtherance and not in limitation of the powers conferred by statute and subject to Article Sixth hereof, the Board of Directors is expressly authorized to adopt, repeal, rescind, alter or amend in any respect the Bylaws of the Corporation (the "Bylaws").

         SIXTH: Notwithstanding Article Fifth hereof, the Bylaws may be adopted, rescinded, altered or amended in any respect by the stockholders of the Corporation, but only by the affirmative vote of the holders of not less than 66 2/3% of the voting power of all outstanding shares of voting stock regardless of class and voting together as a single voting class; provided, however, that where such action is approved by a majority of the continuing directors the affirmative vote of a majority of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single voting class, shall be required for approval of such action.

         SEVENTH: The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors except as may otherwise be provided pursuant to Section 2 of Article Fourth hereof in connection with rights to elect additional directors under specified circumstances which may be granted to the holders of any series of Preferred Stock, the exact number of directors of the Corporation shall be determined from time to time by a Bylaw or Amendment thereto provided that the number of directors shall not be reduced to less than three (3), except that there need be only as many directors as there are stockholders in the event that the outstanding shares are held of record by fewer than three
(3) stockholders.

         The Board of Directors shall consist of three classes of directors, such classes to be as nearly equal in number of directors as possible, having staggered three-year terms of office, the term of office of the directors of the first such class to expire at the first annual meeting of the Corporation's stockholders following the Effective Date, those of the second class to expire at the second annual meeting of the Corporation's stockholders following the Effective Date, and those of the third class at the third annual meeting of the Corporation's stockholders following the Effective Date, such that at each such annual meeting of stockholders, nominees will stand for election for three-year terms to succeed those directors whose terms are to expire at such meeting. Likewise, at each other annual meeting of stockholders held from and after the Effective Date, those nominees elected at such meeting to succeed those directors whose terms expire at such meeting, shall serve for a term expiring at the third annual meeting of stockholders following their election. Members of the Board of Directors shall hold office until the annual meeting of stockholders for the year in which their term is scheduled to expire as set forth above in this Article Seventh and their respective successors are duly elected and qualified or until their earlier death, incapacity, resignation, or removal. No decrease in the authorized number of directors shall shorten the term of any incumbent director, and additional directors elected in connection with rights to elect such additional directors under specified circumstances which may be granted to the holders of any series of Preferred Stock shall not be included in any class, but shall serve for such term or terms and pursuant to such other provisions as are specified in the resolution of the Board of Directors establishing such series.

         Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

         EIGHTH: Each director shall serve until his successor is elected and qualified or until his death, resignation or removal; no decrease in the authorized number of directors shall shorten the term of any incumbent director; and additional directors, elected pursuant to Section 2 of Article Fourth hereof in connection with rights to elect such additional directors under specified circumstances which may be granted to the holders of any series of Preferred Stock, shall not be included in any class, but shall serve for such term or terms and pursuant to such other provisions as are specified in the resolution of the Board of Directors establishing such series.

         NINTH: Except as may otherwise be provided pursuant to Section 2 of Article Fourth hereof in connection with rights to elect additional directors under specified circumstances which may be-granted to the holders of any series of Preferred Stock, newly created directorships resulting from any increase in the number of directors, or any vacancies on the Board of Directors resulting from death, resignation, removal or other causes, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified or until such director's death, resignation or removal, whichever first occurs.

         TENTH: Except for such additional directors as may be elected by the holders of any series of Preferred Stock pursuant to the terms thereof established by a resolution of the Board of Directors pursuant to Article Fourth hereof, any director may be removed from office with or without cause and only by the affirmative vote of the holders of not less than 66 2/3 of the voting power of all outstanding shares of voting stock entitled to vote in connection with the election of such director regardless of class and voting together as a single voting class; provided, however, that where such removal is approved by a majority of the continuing directors, the affirmative vote of a majority of the voting power of all outstanding shares of voting stock entitled to vote in connection with the election of such director, regardless of class and voting together as a single voting class, shall be required for approval of such removal.

         ELEVENTH: Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called Annual Meeting or at a special meeting of stockholders of the Corporation. No action may be taken by stockholders by written consent.

         TWELFTH: Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision of applicable law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

         THIRTEENTH: For the purposes of this Restated Certificate of Incorporation, the following definitions shall apply:

         (a) "continuing director" means: (i) any member of the Board of Directors who (A) is not an interested stockholder or an affiliate or associate of an interested stockholder and (B) was a member of the Board of Directors prior to the time that an interested stockholder became an interested stockholder; and (ii) any person who is elected or nominated to succeed a continuing director, or to join the Board of Directors, by a majority of the continuing directors.

         (b) The terms "affiliate," "associate," "control," "interested stockholder," "owner," "person" and "voting stock" shall have the meanings set forth in Section 203(c) of the Delaware General Corporation Law.

         FOURTEENTH: The provisions set forth in this Article Fourteenth and in Articles Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth and Eleventh hereof may not be repealed, rescinded, altered or amended in any respect, and no other provision or provisions may be adopted which impair(s) in any respect the operation or effect of any such provision, except by the affirmative vote of the holders of not less than 66 2/3% of the voting power of all outstanding shares of voting stock regardless of class and voting together as a single voting class, and, where such action is proposed by an interested stockholder or by any associate or affiliate of an interested stockholder, the affirmative vote of the holders of a majority of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single class, other than shares held by the interested stockholder which proposed (or the affiliate or associate of which proposed) such action, or any affiliate or associate of such interested stockholder; provided, however, that where such action is approved by a majority of the continuing directors, the affirmative vote of a majority of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single voting class, shall be required for approval of such action.

         FIFTEENTH: The Corporation reserves the right to adopt, repeal, rescind, alter or amend in any respect any provision contained in this Certificate in the manner now or hereafter prescribed by applicable law, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the preceding sentence, the provisions set forth in Articles Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh and Fourteenth may not be repealed, rescinded, altered or amended in any respect, and no other provision or provisions may be adopted which impair(s) in any respect the operation or effect of any such provision, unless such action is approved as specified in Article Fourteenth hereof.

         SIXTEENTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this Section by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

         SEVENTEENTH: No contract or other transaction of the Corporation with any other person, firm or corporation, or in which this corporation is interested, shall be affected or invalidated by: (a) the fact that any one or more of the directors or officers of the Corporation is interested in or is a director or officer of such other firm or corporation; or, (b) the fact that any director or officer of the Corporation, individually or jointly with others, may be a party to or may be interested in any such contract or transaction, so long as the contract or transaction is authorized, approved or ratified at a meeting of the Board of Directors by sufficient vote thereon by directors not interested therein, to which such fact of relationship or interest has been disclosed, or the contract or transaction has been approved or ratified by vote or written consent of the stockholders entitled to vote, to whom such fact of relationship or interest has been disclosed, or so long as the contract or transaction is fair and reasonable to the Corporation. Each person who may become a director or officer of the Corporation is hereby relieved from any liability that might otherwise arise by reason of his contracting with the Corporation for the benefit of himself or any firm or corporation in which he may in any way be interested.

         EIGHTEENTH: The Corporation hereby provides for a series of Preferred Stock designated as the Series A Convertible Preferred Stock, as follows:

         1 . Definitions. For purposes of this Article, the following definitions shall apply:

         "Common Stock" shall mean the common stock, par value $0.001 per share, of the Corporation.

         "Defaulted Dividends" shall mean dividends for any full calendar annual period which, as of the date of conversion or redemption, have not been declared by the Board of Directors or shall remain accrued and unpaid as of such date.

         "Liquidation Preference" shall mean $3.00 per share, subject to adjustment from time to time as provided in Section 2 (b) (1) (C) of this Article.

         "Preferred Stock" shall mean the preferred stock, par value $0.001 per share, of the Corporation.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor act.

         "Series A Preferred Stock" shall mean the series of Preferred Stock designated as the Series A Convertible Preferred Stock by the Corporation's Board of Directors.

         2. Determination of Preferences of Series A Preferred Stock. The rights, preferences, privileges, restrictions and other matters related to the Series A Preferred Stock in this Article are as follows:

                  (a)      Dividend Provisions.

                           (1) The  holders of the Series A  Preferred
Stock shall be entitled to receive a cumulative preferential dividend of $0.18 per share per annum, payable in cash, out of funds legally available therefor, once annually, on December 31 of each year (the "Dividend Payment Date") , commencing December 31, 1996, (or, if any such Dividend Payment Date shall be a weekend or a bank holiday, on the next business day thereafter), in arrears, to each holder of record of Series A Preferred Stock on the Corporation's books on each December 15, commencing December 15, 1996 (the "Record Date").

                           (2) The rate of dividends payable with respect
to the Series A Preferred Stock shall be adjusted from time to time in connection with any stock split, reverse stock split or reclassification of the Series A Preferred Stock which would result in an adjustment of the Conversion Base for such class of stock under Section 2(c)(4) of this Article.

                           (3) Cumulative  Rights - To the extent,  if any,
that dividends at the rate set forth in Section 2 (a) (1) above shall not be paid or set apart in full for the Series A Preferred Stock, the aggregate deficiency shall be cumulated and must be fully paid or set apart for payment before any dividends may be paid upon or set apart for the Common Stock of the Corporation or before the Corporation may purchase any of its Common Stock or otherwise make any distribution on account of its Common Stock or any other class of capital stock now or hereafter authorized or issued by the Corporation which ranks on a parity with or junior to the Series A Preferred Stock (other than (a) a dividend payable in Common Stock, or (b) by conversion into or exchange for capital stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends).

                           (4) No  Interest  on  Accrued   Dividends.
Any accumulations of dividends on the Series A Preferred Stock shall not bear interest.

                           (5) Declaration.  Dividends on the Series A
Preferred Stock shall be declared if, when and as the Board of Directors of the Corporation shall in its sole discretion deem advisable, and only from the surplus of the Corporation as such shall be fixed and determined by the Board of Directors. The determination of the Board of Directors at any time of the amount of surplus available for the payment of dividends shall be binding and conclusive on the holders of the shares of Series A Preferred Stock then outstanding. If dividends are not paid in full upon the Series A Preferred Stock and any other Preferred Stock ranking on a parity as to the dividends with the Series A Preferred Stock, all dividends declared upon shares of Series A Preferred Stock and upon such other shares of Preferred Stock shall bear the same ratio to each other that the accumulated dividends per share on the shares of the Series A Preferred Stock and such other shares of Preferred Stock bear to each other. The holders of the Series A Preferred Stock shall be not be entitled to receive any dividends thereon other than the dividends provided for in the preceding provisions of this Section.

                  (b)      Liquidation Preference.

                           (1) Preference.   In  the  event  of  any
voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, each holder of the Series A Preferred Stock shall be entitled to receive, out of the remaining net assets of the Corporation legally available for distribution to its shareholders, before any payment or distribution shall be made on the Common Stock, or on any other class of stock of the Corporation ranking junior to the shares of Series A Preferred Stock upon liquidation, the amount of the Liquidation Preference, plus all Defaulted Dividends, as of the date of such dissolution, liquidation or winding up.

                           (2) Proportionate Distribution Where Assets
Insufficient. In the event the assets of the Corporation available for distribution to the holders of shares of Series A Preferred Stock upon dissolution, liquidation or winding up of the Corporation whether voluntary or involuntary, shall be sufficient to pay in full all amounts to which such holders are entitled pursuant to paragraph (1) of this Section, no such distribution shall be made on account of any shares of any class of capital stock of the Corporation ranking on a parity with the shares of Series A Preferred Stock upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of Series A Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

                           (3) Nonparticipation  Right.  After the
payment to the holders of the shares of Series A Preferred Stock of the full preferential amounts provided for in either paragraph (1) or (2) of this Section, as applicable, the holders of Series A Preferred Stock such shall have no right or claim to any of the remaining assets of the Corporation.

                           (4) Reorganization.   For the purposes of this
Article, a liquidation, dissolution or winding up of the affairs of the Corporation shall not be deemed to be occasioned by or to include the sale of all or substantially all of the assets of the Corporation or the acquisition of the Corporation by another entity by means of a merger, consolidation or other reorganization.

                           (5) Adjustments to Liquidation Preference.
The Liquidation Preference Shall be adjusted from time to time in connection with any stock split, reverse stock split or reclassification of the Series A Preferred Stock which would result in an adjustment to the Conversion Base for such class of stock under Section 2(c)(4) of this Article.

                  (c) Conversion and Redemption Rights. The holders of the Series A Preferred Stock shall have conversion rights (the "Conversion Rights") and redemption rights ("Redemption Rights"), respectively as follows:

                           (1)      Optional Conversion.

                                    (A) Each share of the Series A
Preferred shall be convertible, at the option of the holder thereof at any time after January 1, 1997, in accordance with Section 2 (c) (2) of this Article.

                                    (B) In order to convert shares of the
Series A Preferred Stock into shares of Common Stock, the holder thereof shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or its transfer agent, together with written notice (the "Conversion Notice") to the Corporation stating that it elects to convert the same and setting forth the name or names in which it wishes the certificate or certificates for Common Stock to be issued, and the number of shares of Series A Preferred Stock being converted.

                                    (C) The Corporation shall, as soon as
practicable after the surrender of the certificate or certificates evidencing shares of Series A Preferred Stock for conversion, issue to the holder of such shares a certificate or certificates evidencing the number of shares of Common Stock (and any other securities and property) to which it shall be entitled and, in the event that only a part of the shares evidenced by such certificate or certificates are converted, a certificate evidencing the number of shares of Series A Preferred Stock, as the case may be, which are not converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock at such date and shall, with respect to such shares, thereafter have only the rights of a holder of Common Stock; provided, however, that if, at the date of such notice and surrender, the transfer books for the Common Stock or other class of stock purchasable upon the exercise of such conversion rights shall be closed, the certificate or certificates for the shares of Common Stock in respect of which such conversion rights are then exercised shall be issuable as of the date on which such books shall next be opened, and until such date the Corporation shall be under no duty to deliver any certificate for such shares of Common Stock; and provided, further, that the transfer books of record, unless otherwise required by law, shall not be closed at any one time for a period longer than twenty (20) days. The rights of purchase represented by the foregoing conversion rights shall be exercisable, at the election of the holder, either in full or from time to time in part.

                                    (D) With respect to the issue of shares
of Common Stock upon conversion of the Series A Preferred Stock and the transfer of such shares of Common Stock:

                                            (i)  The holder and any
                  transferee of the shares of Common Stock issuable upon the exercise of the foregoing conversion rights agree that, notwithstanding anything in this Certificate to the contrary, during such period as delivery of a prospectus or like document with respect to such Common Stock may be required by the securities laws of any applicable jurisdiction, no public distribution of such Common Stock will be made in a manner or on terms different from those set forth in, or without delivery of, a prospectus or other document then meeting the requirements of such laws. The holder and any such transferee further agree that if any distribution of any of such Common Stock is proposed to be made to them or by them otherwise than by delivery of such a prospectus or other document meeting the requirements of the securities laws of all applicable jurisdictions, such action shall be taken only after submission to the Corporation of an opinion of counsel, reasonably satisfactory in form and substance to the Corporation's counsel, to the effect that the proposed distribution will not be in violation of such securities laws.

                                            (ii)  It  shall  be a  condition
                  to the transfer of such Common Stock that any transferee of such Common Stock deliver to the Corporation his or its written agreement to accept and be bound by all of the terms and conditions of this Certificate.

                           (2)      Number of Shares

                                    (A) Each share of the Series A
Preferred Stock shall be convertible, subject to adjustment from time to time in connection with any stock split, reverse stock split or reclassification of the Series A Preferred Stock which would result in an adjustment to the Conversion Base for such class of stock under Section 2(c)(4) of this Article, into duly authorized, validly issued, fully paid and non-assessable shares of Common Stock, calculated as to each conversion to the greatest number of full shares of Common Stock, disregarding fractions, with a cash adjustment for fractional shares as hereinafter provided, at any time after January 1, 1997 (the "Conversion Period"), into one share of Common Stock (the "Conversion Base"); provided, however, that holder shall be entitled to convert the aggregate of any eligible shares of Series A Preferred Stock, previously not so elected to be converted, during the Conversion Period; and provided, further, that such right of conversion shall only be exercisable at such time as: (i) the exercise of such right of conversion and the delivery of such shares of Common Stock are lawful under federal securities laws and the securities laws of the jurisdiction of residence of all persons to whom such shares of Common Stock are otherwise deliverable, and, (ii) only if a current prospectus, as set forth in Section 2 (c) (2) of this Article, relating to the underlying shares of Common Stock is then in effect and only if such shares of Common Stock are qualified for sale under the securities laws of the jurisdiction or jurisdictions in which the holder resides.

                                    (B) No fractional shares of Common
Stock or scrip shall be issued upon conversion of the Series A Preferred Stock. If more than one share of Series A Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered. If the computation for determining the number of shares of Common Stock issuable upon conversion of Series A Preferred Stock shall result in other than a whole number, the Corporation shall issue to such shareholder, in respect of the aggregate number of shares of Series A Preferred Stock held by any shareholder, one share of Common Stock in respect of any fractional shares of Common Stock otherwise issuable to such shareholder.

                           (3)      Optional Redemption.

                                    (A) The Series A Preferred Stock at any
time outstanding may be redeemed by the Corporation, in whole or in part, at any time or from time to time after January 1, 1997, at the option of the Board of Directors upon not less than thirty (30) days, prior written notice (the "Redemption Notice") to the holders of record of the shares of Series A Preferred Stock to be redeemed, upon payment to the holders of the Series A Preferred Stock of the Liquidation Preference, plus all Defaulted Dividends, as of the redemption date (the "Redemption Price") , and no penalty shall become due as a result of such redemption. If less than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the redemption may be made either by lot or pro rata or by such other method as the Board of Directors in its discretion may determine. If such notice of redemption shall have been duly given and if, on or before the redemption date specified in such notice, all funds necessary for such redemption shall have been set aside so as to be available therefor, then notwithstanding that any certificate for shares of Series A Preferred Stock so called for redemption shall not have been surrendered for cancellation, all dividends on such shares of Series A Preferred Stock shall forthwith on such redemption date cease and terminate, except only the right of holders thereof to receive the amount payable upon redemption thereof, but without interest.

                                    (B) Surrender of Shares. The
Corporation shall, as soon as practicable after the surrender of the certificate or certificates evidencing shares of Series A Preferred Stock for redemption, issue to the holder of such shares, in the event that only a part of the shares evidenced by such certificate or certificates are redeemed, a certificate evidencing the number of shares of Series A Preferred Stock which are not redeemed. Such redemption shall be deemed to have become effective immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be redeemed. On or after the date fixed for redemption, each holder of Series A Preferred Stock called for redemption shall, unless such holder shall have previously exercised such holder's option to convert the Series A Preferred Stock into Common Stock in the manner set forth in Section 2 (c) W above, surrender such holder's certificates for such shares of Series A Preferred Stock to the Corporation at the place designated in the Redemption Notice and shall thereupon be entitled to receive the Redemption Price. Should less than all the shares of Series A Preferred Stock represented by any surrendered certificate be redeemed, a new certificate for the unredeemed shares shall be issued to the holder of record of such unredeemed shares. Notwithstanding anything to the contrary, the holder of Series A Preferred Stock shall not be obligated to exercise the conversion rights hereunder, if the Corporation calls the Series A Preferred Stock for redemption, during such time as the holder may be liable for damages or penalties with respect to the conversion of such shares pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, only with respect to an event occurring prior to the date of the Redemption Notice. However, in such event, the holder of Series A Preferred Stock shall provide the Corporation with an opinion of qualified United States securities counsel to the effect that the conversion of the Series A Preferred Stock shall subject the holder to such damages or penalties for such reasons and shall set forth the inclusive dates during which such damages or penalties shall accrue and terminate. Upon the termination date of such inclusive dates, the holder shall have ten (10) days to elect to convert the shares of Series A Preferred Stock into shares of Common Stock, or shall otherwise be subject to call for redemption pursuant to the terms and conditions of the previously delivered Redemption Notice.

                                    (C) Cessation of Rights as Shareholder.
From and after the redemption date (unless default shall be made by the Corporation in duly paying the Redemption Price in which case all rights of the holders of Series A Preferred Stock shall continue), the holders of the shares of the Series A Preferred Stock called for redemption shall cease to have any rights as shareholders of the Corporation except the right to receive, without interest, the Redemption Price thereof upon surrender of the certificates) representing the shares of Series A Preferred Stock being redeemed, and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the books of the Corporation and shall not be deemed outstanding for any purpose whatsoever.

                                    (D) Cancellation of Redeemed Shares -
All shares of Series A Preferred Stock that are redeemed shall be cancelled and such shares shall be restored to the status of authorized but unissued shares of Preferred Stock.

                           (4) Stock Splits and Reverse Stock Splits. If
outstanding shares of Common Stock shall be subdivided into a greater number of shares, or a dividend in Common Stock or other securities of the Corporation convertible into or exchangeable for Common Stock (in which latter event the number of shares of Common Stock issuable upon the conversion or exchange of such securities shall be deemed to have been distributed) shall be paid in respect of the Common Stock, the Conversion Base in effect immediately prior to such subdivision or at the record date of such dividend shall each, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately reduced, and conversely, if outstanding shares of the Common Stock shall be combined into a smaller number of shares, the Conversion Base in effect immediately prior to such combination shall each, simultaneously with the effectiveness of such combination, be proportionately increased.

        Any adjustments to the Conversion Base under this Section 2 (c) (4) of this Article shall become effective at the close of business on the date the subdivision or combination referred to herein becomes effective.

                           (5) Certain Distributions. In the event the
Corporation at any time, or from time to time, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock or securities convertible into or exchangeable for Common Stock, then and in each such event, provision shall be made so that the holders of the Series A Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 2 (c) (6) of this Article with respect to the rights of the holders of Series A Preferred Stock.

                           (6) Certain Reorganizations. In the event of any
capital reorganization, any reclassification of the Common Stock (other than a change in par value or as a result of a stock dividend, subdivision, split-up or combination of shares) , the consolidation or merger of the Corporation with or into another person, or the sale or other disposition of all or substantially all of the properties of the Corporation as an entirety to another person (collectively referred to hereinafter as a "Reorganization") , the holders of the Series A Preferred Stock shall thereafter be entitled to receive, and provision shall be made therefor in any agreement relating to a Reorganization, upon conversion of the Series A Preferred Stock, the kind and number of shares of Common Stock or other securities or property (including cash) of the Corporation, or the other corporation resulting from such consolidation or surviving such merger, which the Series A Preferred Stock entitled the holder thereof to convert to immediately prior to such Reorganization; and in any such case appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, to such other securities or property thereafter receivable upon conversion of the Series A Preferred Stock. The provisions of this Section 2(c) (6) of this Article shall similarly apply to successive Reorganizations.

                           (7) Notice of Adjustment. In each case of an
adjustment or readjustment of the Conversion Base or the number of shares of Common Stock or other securities issuable upon conversion of the Series A Preferred Stock, the Corporation, at its expense, shall prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first-class mail, postage prepaid, to each holder of the Series A Preferred Stock which is the subject of adjustment. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (A) the Conversion Base at the time in effect for the Series A Preferred Stock, and (B) the number of shares of Common Stock and the type and amount, if any, of other property which at the time would be received upon conversion of such Series A Preferred Stock.

                           (8) Reservation of Shares. The Corporation shall
at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion or the issuance of dividends in respect of the shares of Series A Preferred Stock, such number of the shares of Common Stock as shall from time to time be sufficient to effect a conversion or the issuance of dividends in respect of all outstanding shares of the Series A Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion or the issuance of dividends in respect of all then outstanding shares of the Series A Preferred Stock, the Corporation shall promptly seek such corporate action as may in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose. In the event of the consolidation or merger of the Corporation with another corporation, effective provision shall be made in the certificate or articles of incorporation, documents of merger or consolidation, or otherwise, of the surviving corporation so that such corporation will at all times reserve and keep available a sufficient number of shares of Common Stock or other securities or property to provide for the conversion or issuance of dividends in respect of the Series A Preferred Stock accordance with the provisions of this Section 2(c) of this Article.

                           (9) Taxes. The Corporation shall pay all taxes
and other governmental charges (other than any income or other taxes imposed upon the profits realized by the recipient) that may be imposed in respect of the issue or delivery of shares of Common Stock or other securities or property upon conversion or issuance of dividends in respect of shares of Series A Preferred Stock, including without limitation, any tax or other charge (other than any transfer tax) imposed in connection with the issue and delivery of shares of Common Stock or other securities at the time of such conversion or issuance of dividends in a name other than that in which the shares of Series A Preferred Stock so converted or otherwise held were registered.

                           (10) Cancellation of Certificates. All
certificates representing Series A Preferred Stock surrendered f or conversion or redemption shall be appropriately canceled on the books, and the shares so converted or redeemed represented by such certificates shall be restored to the status of authorized but unissued shares of undesignated Preferred Stock, but may not be reissued as part of the Series A Preferred Stock.

                           (11) No Avoidance. The Corporation shall not
amend the Corporation's Articles of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or attempting to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation.

                           (d) Voting Rights. The holders of the Series A
Preferred Stock shall have one vote per share. In the event that the outstanding shares of Common Stock shall be adjusted from time to time in connection with any stock split, reverse stock split or reclassification of the Common Stock pursuant to which the outstanding shares of Common Stock shall be subdivided into a greater number of shares or combined into a smaller number of shares, and which would result in an adjustment of the Conversion Base under Section 2 (c) (4) of this Article, the number of votes per share of Series A Preferred Stock shall be proportionately increased simultaneously with the effectiveness of such subdivision or reduced simultaneously with the effectiveness of such combination.

                           (e) Additional Series of Preferred Stock. Except
for the Series A Preferred Stock, the Board of Directors of the Corporation is authorized to fix the number of shares of any additional series of Preferred Stock and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. The Corporation expressly reserves the right to issue additional series of Preferred Stock from time to time which may rank on a parity with or junior to the Series A Preferred Stock with respect to any distributions upon dissolution, liquidation or winding up, or of dividends pursuant to Sections 2(a) and 2(b) of this Article, respectively, without the prior authorization of the holders of the Series A Preferred Stock.

                    (f)    Miscellaneous.

                           (1) Notices. All notices, requests, consents and
other communications required hereunder shall be in writing and by overnight, registered or certified mail, postage prepaid, return receipt requested, and shall be deemed to have been duly made when deposited in the mails upon mailing or by overnight, registered or certified mail, postage prepaid, return receipt requested: if addressed to the holder at the last address of such holder on the books of the Corporation; if addressed to the Corporation, at 599 Lexington Avenue, 44th Floor, New York, New York 10022 or such other address as the Corporation may designate in writing.

                           (2) Holders. For purposes of this Article, the
"holder" of any share of Common Stock or Series A Preferred Stock shall be the holder of record of such share as set forth in the stock register of the Corporation, and the Corporation shall be entitled to treat the holder as the owner of such securities for all purposes.

         NINETEENTH: The Corporation hereby provides for a series of Preferred Stock designated as the Series B Convertible Preferred Stock, as follows:

         1. Designation and Amount. The shares of such series shall be designated as "Series B Convertible Preferred Stock" (the "Series B Preferred Stock") and the number of shares constituting the Series B Preferred Stock shall be 100. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series B Preferred Stock to a number less than the number of shares then outstanding plus the number shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series B Preferred Stock.

         2. Rank. The Series B Preferred Stock shall rank: (i) prior to all of the Corporation's Common Stock, par value $0.001 per share ("Common Stock"); (ii) prior to any class or series of capital stock of the Corporation hereafter created (collectively, with the Common Stock, "Junior Securities"); (iii) on parity with any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms on parity with the Series B Preferred Stock ("Parity Securities") in each case as to dividends, premium, conversion, redemption, voting rights, and distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (all such distributions being referred to collectively as "Distributions"); and (iv) junior to the Series A Preferred Stock ("Senior Securities") in terms of Distributions.

         3. Dividends. The Series B Preferred Stock will bear no dividends, and the holders of the Series B Preferred Stock shall not be entitled to receive dividends on the Series B Preferred Stock.

         4. Liquidation Preference.

                  (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of shares of Series 8 Preferred Stock shall be entitled to receive, immediately after any distributions to Senior Securities required by the Corporation's Articles of Incorporation or any statement of designation of preferences, and prior and in preference to any distribution to Junior Securities but in parity with any distribution of Parity Securities, an amount per share equal to the sum of (i) $25,000 for each outstanding share of Series B Preferred Stock (the "Original Series B Issue Price") and (ii) an amount equal to 8W of the Original Series B Issue Price per annum for the period that has passed since the date of issuance of any Series B Preferred Stock (such amount being referred to herein as the "Premium") . If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series B Preferred Stock and Parity Securities shall be insufficient to permit the payment to such holders of the full preferential amounts due to the holders of the Series B Preferred Stock and the Parity Securities, respectively, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Series B Preferred Stock and the Parity Securities, pro rata, based on the respective liquidation amounts to. which each such series of stock is entitled by the Corporation's Articles of Incorporation and any statement (s) of designation of preferences.

                  (b) Upon the completion of the distribution required by subsection 4(a), if assets remain in this Corporation, they shall be distributed to holders of Parity Securities (unless holders of Parity Securities have received distributions pursuant to subsection (a) above) and Junior Securities in accordance with the Corporation's Articles of Incorporation including any duly adopted certificates) of designation of preferences.

                  (c) A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale, conveyance or disposition of all or substantially all of the assets of the Corporation or the effectuation by the Corporation of a transaction or series of related transactions in which more than 50* of the voting power of the Corporation is disposed of, shall not be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 4, but shall instead be treated pursuant to Section 7 hereof.

         5.       Conversion.

The record holders of the Series B Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                  (a) Right to Convert. The record holder of the Series B Preferred Stock shall be entitled, as set forth below, and, subject to the Company's right of redemption set forth in Section 6(a) and the restrictions on conversion set forth in Section 5(b) below, at the office of the Company or any transfer agent for the Series B Preferred Stock, to convert the shares of Series B Preferred Stock held by such holder into that number of fully-paid and nonassessable shares of the Company's Common Stock at the Conversion Rate as set forth below. The number of shares of Common Stock into which this Series B Preferred Stock may be converted is hereinafter referred to as the "Conversion Rate" for such Series B Preferred Stock, and is computed as follows:

        Number of shares issued upon conversion of one share of Preferred Stock equals

                [(.08) (N/365) (Issue Price)] + Issue Price
                              Conversion Price
where

         *N = the number of days between (i) the date that, in connection with the consummation of the initial purchase of this Series B Preferred Stock from the Company, the escrow agent first had in its possession funds representing full payment for the Series B Preferred Stock for which conversion is being elected, and (ii) the applicable date of conversion for the Series B Preferred Stock for which conversion is being elected,

         *Issue Price = the Original Series B Issue Price, as defined in
         Section 4(a), and

         *Conversion Price = the lesser of (x) the Fixed Conversion Price, as may be adjusted pursuant to Section 5(e) below, or (y) the price which is the lesser of (i) 85% of the average Closing Bid Price of the Company's Common Stock on each of the five (5) trading days immediately preceding the Date of Conversion, as defined below, or (ii) 85W of the average of the Daily Low Trading Price of the Company's Common Stock on each of the five (5) trading days immediately preceding the Date of Conversion, as defined below.

         For purposes hereof, the "Fixed Conversion Price" shall equal 110* of the Index Price, provided, however, that if on the date that is 180 calendar days after the termination of the offering of the Series B Preferred Stock, the average Closing Bid Price for the prior 20 business days has declined 25t or more from the Index Price, then the Fixed Conversion Price shall be reset to equal 110!k of that 20-day average Closing Bid Price, (ii) the "Index Price" shall be $5.40, and (iii) the terms "Closing Bid Price" and "Daily Low Trading Price" shall mean the closing bid price and daily low trading price, respectively, of the Company's Common Stock as reported by NASDAQ (or, if not reported by NASDAQ, as reported by such other exchange or market where traded) on the applicable date.

                  (b) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of this Series B Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the number of shares of Common Stock to be received shall be rounded up to the next whole number of shares. In the case of a dispute as to the calculation of the Conversion Rate, the Company's calculation shall be deemed conclusive absent manifest error. In order to convert Series B Preferred Stock into full shares of Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, by either overnight courier or 2-day courier, to the office of the Company or of any transfer agent for the Series B Preferred Stock, and shall give written notice ("Notice of Conversion") to the Company at such office that he elects to convert the same, the number of shares of Series B Preferred Stock so converted and a calculation of the Conversion Rate (with an advance copy of the certificate (s) and the notice by facsimile). once the Notice of Conversion has been so delivered, the conversion set forth therein shall be irrevocable, and the certificates) indicated for conversion shall be canceled on the Company's books; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless either the certificates evidencing such Series B Preferred Stock are delivered to the Company or its transfer agent as provided above, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates.

         The Company shall issue and deliver within three (3) business days after delivery to the Company of such certificates, or after such agreement and indemnification, to such holder of Series B Preferred Stock at the address of the holder on the books of the Company, a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled as aforesaid. The date on which conversion occurs (the "Date of Conversion") shall be deemed to be the date set forth in such Notice of Conversion, provided that the advance copy of the Notice of Conversion is faxed to the Company before midnight, New York City time, on the Date of Conversion.

                  (c) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series B Preferred Stock, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  (d) Automatic Conversion. Each share of Series B Preferred Stock outstanding on June 7, 1998 automatically shall be converted into Common Stock on such date at the Conversion Price then in effect and June 7, 1998 shall be deemed the Date of Conversion with respect to such Conversion.

                  (e) Adjustment to Fixed Conversion Price.

         In computing the Fixed Conversion Price for purposes of Section
5(a):

                           (i) If, prior to the conversion of all of the
Series B Preferred Stock, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, or other similar event, the Fixed Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares, or other similar event, the Fixed Conversion Price shall be proportionately increased.

                           (ii) If, prior to the conversion of all Series B
Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity, then the holders of Series B Preferred Stock shall thereafter have the right to purchase and receive upon conversion of Series B Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such shares of stock and/or securities as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchasable and receivable upon the conversion of Series B Preferred Stock held by such holders had such merger, consolidation, exchange of shares, recapitalization or reorganization not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holders of the Series B Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Fixed Conversion Price and of the number of shares issuable upon conversion of the Series B Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof. The Company shall not effect any transaction described in this subsection 5 (e) unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the holders of the Series B Preferred Stock such shares of stock and/or securities as, in accordance with the foregoing provisions, the holders of the Series B Preferred Stock may be entitled to purchase.

                           (iii) If any adjustment under this Section 5 (e)
would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion shall be the next higher number of shares.

                  (f) Forced Conversion Option. At any time after one year from the termination of the offering of the Series B Preferred Stock, the Company may, at its option, elect to force conversion of the Series B Preferred Stock into Common Stock. In order to do so, the Company must give sixty days prior written notice, delivered by facsimile with hard copy by courier, to the holders of the Series B Preferred Stock of the Company's election to force conversion. The notice must state the effective date of the forced conversion. Prior to the effective date of the forced conversion, the holders of the Series B Preferred Stock may exercise any rights they may have under this Certificate or applicable law. In the event of a forced conversion, notwithstanding anything to the contrary herein, the conversion formula applicable to the shares of Series B Preferred Stock that are the subject of the forced conversion shall be as follows:

         Number of shares issued upon conversion of one share of Preferred Stock equals

   [(.08 + Forced Conversion Premium)(N/365)(Issue Price)] + Issue Price

                              Conversion Price

where the term "Forced Conversion Premium" means six percent (6%- or 0.06) for the thirteenth month after the Final Closing Date, declining by one-half of one percent (0.5t) each month thereafter until it equals zero the end of the twenty-third month after the Final Closing Date, and the terms 'IN", "Issue Price" and "Conversion Price" have the meanings set forth in 5(a) above.

         6. Redemption by Company upon Conversion.

                  (a) Right to Redeem. In the event the Conversion Price per share shall be less than or equal to 75W of the Index Price, the Company shall have the right, in its sole discretion, upon receipt of a Notice of Conversion pursuant to Section 5, to redeem in whole or-in part any Series B Preferred Stock submitted for conversion, immediately prior to conversion, at the Redemption Price on Conversion (as defined below) . If the Company elects to redeem some, but not all, of the Series B Preferred Stock submitted for conversion, the Company shall redeem from among the Series B Preferred Stock submitted by the various shareholders for conversion on the applicable date, a pro-rata amount from each shareholder so submitting Series B Preferred Stock for conversion.

                  (b) Mechanics of Redemption. Any shareholder considering submitting Preferred Stock for conversion at such time as the Company's right of redemption under Section 6(a) is or may be in effect may provide notice to the Company of his possible desire to convert and ask the Company to determine whether or not the Company would exercise its right of redemption if the Preferred Stock were submitted for conversion. The Company shall respond within two business days of the date of that notice, and state whether it would redeem the shares, in whole or in part, or allow conversion into shares without redemption, which election will be applicable to conversion by such shareholder within the next five business days after the date of the Company's response. Failure of the Company to respond within the two-day period shall be deemed an election by the Company not to redeem the shares covered by that notice if submitted for conversion within the next five business days. If the shareholder does not provide advance notice of intention to convert as contemplated in this section (ii) , the Company shall effect each such redemption of shares submitted for conversion by giving notice of its election to redeem, by facsimile within 2 business days following receipt of a Notice of Conversion from a holder, with a copy by 2-day courier, to (A) the holder of Series B Preferred Stock submitted for conversion at the address and facsimile number of such holder appearing in the Company's register for the Series B Preferred Stock and (B) the Company's Transfer Agent. Such redemption notice shall indicate whether the Company will redeem all or part of the Series B Preferred Stock submitted for conversion and the applicable redemption price. The Company shall not be entitled to exercise its right to redeem shares submitted for conversion under this Section 6(a) unless it has (x) the full amount of the redemption price, in cash, available in a demand or other immediately available account in a bank or similar financial institution or (y) immediately available credit facilities, in the full amount of the redemption price, with a bank or similar financial institution on the date the redemption notice is sent to shareholders.

                  (c) Redemption Price. In the case of a redemption under this Section 6(a), the redemption price ("Redemption Price on Conversion") shall equal:

         = [[(.08) (N/365) (Issue Price)] + Issue Price] [Closing Bid Price]

where "N, " "Issue Price," "Closing Bid Price" and "Conversion Price" have the meanings set forth in Section 5.

The Redemption Price on Conversion shall be paid to the holder of Series B Preferred Stock redeemed within 10 business days of the delivery of the notice of such redemption to such holder; provided, however, that the Company shall not be obligated to deliver any portion of such Redemption Price on Conversion unless either the certificates evidencing the Series B Preferred Stock redeemed are delivered to the Company or its transfer agent as provided in Section 4 (b) , or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates.

         7. Corporate Change. In the event of a merger, reorganization, recapitalization or similar event of or with respect to the Company (a "Corporate Change") (other than a Corporate Change in which or substantially all of the consideration received by the holders of the Company's equity securities upon such Corporate Change consists of cash or assets other than securities issued by the acquiring entity or any affiliate thereof), this Series B Preferred Stock shall be assumed by the acquiring entity and thereafter this Series B Preferred Stock shall be convertible into such class and type of securities as the holder would have received had the holder converted this Series B Preferred Stock immediately prior to such Corporate Change.

         8. Protective Provisions. So long as shares of Series B Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock:

                  (a) alter or change the rights, preferences or privileges of the shares of Series B Preferred Stock or any Senior Securities so as to affect adversely the Series B Preferred Stock;

                  (b) create any new class or series of stock having a rights preferential to or equal to those of the Series B Preferred Stock with respect to conversion, redemption or voting rights or privileges, or with respect to Distributions (as defined in Section 2 above); or

                  (c) do any act or thing not authorized or contemplated herein which would result in taxation of the holders of shares of the Series B Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

         9. Status of Redeemed or Converted Stock. In the event any shares of Series B Preferred Stock shall be redeemed or converted pursuant to
Section 5 or Section 6 hereof, the shares so converted or redeemed shall be canceled, shall return to the status of authorized but unissued Preferred Stock of no designated series, and shall not be issuable by the Corporation as Series B Preferred Stock.

         10. Miscellaneous. As used herein, the term "business day" means a business day in the City of New York.

         TWENTIETH: The Corporation hereby provides for a series of Preferred Stock designated as the Series C Convertible Preferred Stock, as follows:

                  1. Definitions. For purposes hereof the following Definitions shall apply:

                  "Average Stock Price" shall mean the lowest Market Price for Shares of Common Stock during the thirty (30) business days immediately preceding each Holder Conversion Date.

                  "Board" shall mean the Board of Directors of the Company.

                  "Closing Date" shall mean the date of original issuance of the Series C Preferred Stock.

                  "Common Stock" shall mean the Common Stock, $0.001 par value of the Company.

                  "Company" shall mean this corporation.

                  "Conversion Date Market Price" shall mean an amount that is equal to the Average Stock Price, subject however to adjustment as provided in Section 7 and 8 hereof and in Section 7 of the Registration Rights Agreement executed by the Company in favor of the holders of the Series C Preferred Stock as of the date of issuance of the Series C Preferred Stock, which provisions are hereafter incorporated herein.

                  "Conversion Default" shall have the meaning set forth in Paragraph 10(b). "Conversion Notice" shall have the meaning set forth in Paragraph 7(c). "Conversion Rate" shall have the meaning set forth in Paragraph 7(b).

                  "Designated Price" shall mean $10,000 per share plus all accrued and unpaid dividends.

                  "Holder Conversion Date" shall have the meaning set forth in Paragraph 7(c).

                  "Junior Stock" shall mean the Common Stock and all other shares of the Company's capital stock, whether presently outstanding or hereafter issued, other than the Series A, Series C, and Series D Preferred Stock; provided, however, the Company may from time to time, without the consent of the holders of the outstanding shares of the Series C Preferred Stock, issue additional series of its presently authorized and unissued Preferred Stock which rank pari passu to or do not have preference over the Series C Preferred Stock in dividends, distribution upon liquidation or other respects.

                  "Market Price for Shares of Common Stock" shall mean the price of one share of Common Stock determined as follows:

                  (i) If the Common Stock is listed on NASDAQ, the daily low trading price on the date of valuation;

                  (ii) If the Common Stock is listed on a national securities exchange, the daily low trading price on the date of valuation;

                  (iii) If neither (i) or (ii) apply but the Common Stock is quoted in the over-the-counter market on the pink sheets or bulletin board, the lowest "bid" price thereof on the date of valuation; and

                  (iv) If neither clause (i), (ii) or (iii) above applies, the market value as determined by a nationally recognized investment banking firm or other nationally recognized financial advisor retained by the Company for such purpose, taking into consideration, among other factors, the earnings history book value and prospects for the Company, and the prices at which shares of Common Stock recently have been traded. Such determination shall be conclusive and binding on all persons.

                  "Paragraph 5 Transaction" shall mean a merger, consolidation or other transaction referred to in Paragraph 5.

                  "Series C Preferred Stock" shall mean the Series C Convertible Preferred Stock of the Company $0.001 par value.

                  2. Designation and Number. The designation of the shares of Preferred Stock authorized by these resolutions shall be "Series C Convertible Preferred Stock" (the "Series C Preferred Stock"). The authorized number of shares constituting the Series C Preferred Stock shall be 250 shares and each share of Series C Preferred Stock shall rank equally in all respects.

                  3. Dividends. The holders of the then outstanding Series C Preferred Stock shall be entitled to receive cumulative dividends at the annual rate of 8% per annum per share, payable quarterly (i) in shares of Common Stock at the time of Conversion (as provided in Paragraph 7 hereof) or (ii) in cash in connection with any payment pursuant to Paragraph 10(b). Dividends on the Series C Preferred Stock shall accumulate and accrue from the date of its original issue and shall accrue from day to day thereafter, whether or not earned or declared. The Series C Preferred Stock shall participate on an "as converted basis" in cash dividends paid on Junior Stock and in other dividends on Common Stock as provided in Section 8(b) below.

                  4. Liquidation Rights of Series C Preferred Stock.

                  (a) Preference. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or a sale or other disposition of all or substantially all of the assets of the Company which shall be deemed to be a liquidation, dissolution or winding up of the Company, the holders of the Series C Preferred Stock then outstanding shall be pari passu with the holders of Series D Preferred Stock and shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, whether such assets are capital, surplus, or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of any Junior Stock, an amount equal to the Designated Price, and no more. If upon any actual or deemed liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the assets to be distributed to the holders of the Series C Preferred Stock shall be insufficient to permit the payment to such stockholders of the full preferential amounts aforesaid, then all of the assets of the Company to be distributed shall be distributed ratably to the holders of the Series C Preferred Stock and to any holders of any series of Preferred Stock that ranks pari passu with the Series C Preferred Stock (including Series D Preferred Stock), on the basis of the number of shares of Preferred Stock held. The Company shall promptly mail written notice of such liquidation, dissolution or winding up (with a copy sent by facsimile), but in any event such notice shall not be given less than thirty (30) days prior to the effective date stated therein to each record holder of the Series C Preferred Stock. If the Company determines to effect a liquidation, dissolution or winding up of the Company, then, notwithstanding the limitations set forth in Paragraph 7, the Series C Preferred Stock shall thereupon, at the option of a holder thereof, be convertible in full.

                  (b) Remaining Assets. After the payment or distribution to the holders of the Series C Preferred Stock of the full preferential amounts aforesaid, the holders of the Junior Stock then outstanding shall be entitled to receive all remaining assets of the Company to be distributed.

                  5. Merger, Consolidation. If at any time there occurs any consolidation or merger of the Company with or into any other corporation or other entity or person (whether or not the Company is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in excess of 50% of the Company's voting power is transferred (a "Paragraph 5 Transaction"), the holders of the Series C Preferred Stock then outstanding shall have the right in their sole discretion to participate in any such transaction as a class with common stockholders on the same basis as if the Preferred Stock had been converted one day prior to the record date or effective date of such transactions, as applicable.

                  6. Voting Rights. The holders of the Series C Preferred Stock will not have any voting rights except as set forth below or as otherwise from time to time required by law.

                  The affirmative approval (by vote or written consent as permitted by applicable law) of the holders of at least 66 2/3% of the outstanding shares of the Series C Preferred Stock, voting separately as a class, will be required for (i) any amendment, alteration or repeal of the Company's Restated Certificate of Incorporation (including any Certificate of Designations, Rights and Preferences) if the amendment, alteration or repeal adversely affects the powers, preferences or rights of the Series C Preferred Stock (including, without limitation, by creating any class or series of equity securities having a preference over the Series C Preferred Stock with respect to dividends, distribution upon liquidation or in any other respect, but excluding the issuance, of a series of Preferred Stock that ranks pari passu with the Series C Preferred Stock), or (ii) any amendment to or waiver of the terms of the Series C Preferred Stock or this Certificate.

                  To the extent that under Delaware law the approval of the holders of the Series C Preferred Stock, voting separately as a class, is required to authorize a given action of the Company, the affirmative approval (by vote or written consent as permitted by applicable law) of the holders of a majority of the outstanding shares of the Series C Preferred Stock shall constitute the approval of such action by the class. To the extent that under Delaware law the holders of the Series C Preferred Stock are entitled to vote on a matter with holders of the Common Stock, voting together as one class, each share of Series C Preferred Stock shall be entitled to that number of votes as shall be equal to the number of shares of Common Stock into which such shares of Series C Preferred Stock could have been converted on the record date for any meeting of stockholders or on the date of any written consent of stockholders as applicable. Holders of the Series C Preferred Stock shall be entitled to notice of all shareholder meetings or written consents (whether or not they are entitled to vote thereat), which notice will be provided pursuant to the Company's by-laws and applicable statutes.

                  7. Conversion. The holders of Series C Preferred Stock shall have the following conversion rights.

                  (a) Holder's Right to Convert. Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, into fully paid and nonassessable shares of Common Stock.

                  (b) Conversion Price for Holder Converted Shares. Each share of the Series C Preferred Stock, valued at the Designated Price, that is converted into shares of Common Stock at the option of the holder shall be convertible into the number of shares of Common Stock which may be purchased at the Conversion Date Market Price.

                  The number of shares of Common Stock into which each share of Series C Preferred Stock may be converted pursuant to this paragraph hereof is hereafter referred to as the "Conversion Rate" for such Series C Preferred Stock.

                  (c) Mechanics of Conversion. In order to convert any or all shares of Series C Preferred Stock into full shares of Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, by either overnight courier or 2-day courier, to the principal office of the Company or of any transfer agent for the Series C Preferred Stock, and shall give written notice (the "Conversion Notice") together with the holder's calculation of the Conversion Rate by facsimile (with the original of such notice forwarded with the foregoing courier) to the Company at such office that he elects to convert the number of shares (specified therein, which such notice and election shall be irrevocable by the holder; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of the Common Stock issuable upon such conversion unless either the certificates evidencing the shares of Series C Preferred Stock are delivered to the Company or its transfer Agent as provided above, or the holder notifies the Company that such certificates have been lost, stolen or destroyed and promptly executes an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with the loss of such certificates.

                  Immediately on receipt of the Conversion Notice, the Company shall verify the holder's calculation of the Conversion Rate as calculated by the holder or, if the Company disagrees with the holder's calculation of the Conversion Rate, deliver the Company's calculation of the Conversion Rate to the holder. If the holder and the Company cannot agree on the Conversion Rate within two (2) business days, the Company shall, without delay, issue a certificate or certificates for the number of shares of Common Stock to which the holder is entitled according to the Company's calculation of the Conversion Rate and in accordance with the procedures set forth in this subparagraph (c). The disagreement as to the Conversion Rate shall be submitted to a single arbitrator agreeable to the Company and the holder within five (5) business days and shall be decided by said arbitrator within two (2) business days of submission of the dispute to such arbitrator. The decision of the arbitrator shall be conclusive on the Company and the holder. If there is no dispute with respect to the Conversion Rate, the Company shall use its best efforts to issue and deliver within three (3) business days after delivery to the Company of the Conversion Notice, to such holder of Series C Preferred Stock at the address of the holder on the stock books of the Company, or to its designee, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid, together with a certificate or certificates for the number of Series C Preferred Stock not submitted for conversion. The date on which the Conversion Notice is given (the "Holder Conversion Date") shall be deemed to be the date the Company received by facsimile the Conversion Notice, provided that the original shares of Series C Preferred Stock to be converted, or the aforesaid notice of lost, stolen or destroyed certificates, are received by the Company or any transfer agent for the Series C Preferred Stock within five business days thereafter, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. If the original certificates or the aforesaid notice of lost, stolen or destroyed certificates, are not received by the Company or any transfer agent for the Series C Preferred Stock within five business days after the Holder Conversion Date, the Conversion Notice shall become null and void.

                  (d) Additional Shares of Common Stock. If the Conversion Date Market Price on a Holder Conversion Date shall be $5.00 (the "Minimum Additional Share Price"), as the Minimum Additional Share Price may be adjusted as hereinafter provided, or more, then, in addition to and not in lieu of the shares of Common Stock issuable by reason of the conversion notice given on such Conversion Date, the Company shall issue and sell to the Holder giving such conversion notice and such Holder shall purchase from the Company, at a price per share equal to such Conversion Date Market Price on such Conversion Date, one (1) share of Common Stock (each an "Additional Share" and, collectively with all such other shares so purchased and sold hereunder, "Additional Shares") for each share of Common Stock issuable to such Holder by reason of such conversion of Series C Preferred Stock pursuant to such conversion notice. If the Conversion Date Market Price on a Holder Conversion Date shall be less than the Minimum Additional Share Price, upon the conversion of shares of Series C Preferred Stock on such Holder Conversion Date, any rights to purchase Additional Shares with respect to such shares of Series C Preferred Stock so converted on such Holder Conversion Date shall terminate. The total price for such Additional Shares so to be purchased and sold incident to such a conversion notice shall be paid by such Holder upon issuance of the certificate or certificates therefor pursuant to subparagraph 7(c) hereof by wire transfer of immediately available federal funds to such account as the Company shall specify in writing to such Holder following receipt by the Company of such conversion notice. The Minimum Additional Share Price shall be appropriately adjusted upon any stock dividend, stock split, combination, recapitalization, or other reorganization affecting the Common Stock outstanding.

                  (e) In the event the Company issues or sells any shares of its Common Stock or any of its securities which are convertible into or exchangeable for its Common Stock or any convertible security, or any warrants or other rights subscribed for or to purchase any options for the purchase of its Common Stock or other securities in a transaction other than a Qualified Transaction (as hereinafter defined), then the Minimum Additional Share Price for any remaining and unconverted shares of Series C Preferred Stock shall be adjusted, at the sole option of the Subscriber, to the closing market price of the Company's Common Stock on the date of such transaction. Qualified Transactions are defined as the following: any of (i) the issuance of Equity Securities which result in the issuance of the Company's Common Stock at an effective purchase price greater than or equal to $5.00 per share,
         (ii) shares or options issued or which may be issued pursuant to the Company's employee or director option plans or otherwise issued as compensation to employees or directors, or shares issued upon exercise of options, warrants, or rights outstanding on the Closing date listed in the Exchange Act Reports, (iii) any public offering of the Company's securities underwritten by one of the following underwriters which, together with their affiliates, are generally known as: Goldman Sachs, Merrill Lynch, Morgan Stanley, Credit Suisse First Boston, Lehman Brothers, Salomon Brothers, Bear Stearns, J.P. Morgan, Donaldson, Lufkin & Jenrette, or Smith Barney, or (iv) Equity Securities issued whose shares or underlying shares of Common Stock are restricted from resale on any national market system or any public stock market before March 1,1998.

                  (f) Mandatory Conversion. On the third anniversary of the first date on which the Company issues any shares of Series C Convertible Preferred Stock, each outstanding share of Series C Convertible Preferred Stock shall be converted automatically and without further action into fully paid and nonassessable shares of Common Stock (as such shares of Common Stock may be constituted on the Holder Conversion Date) at the rate specified in Section 7(b) hereof, subject to adjustment in accordance with Section 8 hereof, and a Conversion Notice shall be deemed to have been given by the holder of each such outstanding share of Series C Convertible Preferred Stock on such date.

                  8. Adjustments; Reorganizations.

                  (a) Adjustments for Reclassification, Exchange and Substitution. In the event that at any time or from time to time after the Closing Date, the Common Stock issuable upon the conversion of the Series C Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or reorganization provided for elsewhere in this Paragraph 8 or a merger or consolidation, provided for in Paragraph 5), then and in each such event each holder of Series C Preferred Stock shall have the right thereafter to convert such stock into the kind of stock receivable upon such recapitalization, reclassification or other change by Holders of shares of Common Stock, all subject to further adjustment as provided herein. In such event, the formulae set forth herein for conversion and redemption shall be equitably adjusted to reflect such change in number of shares or, if shares of a class of stock are issued to reflect the market price of the class or classes of stock (applying the same factors used in determining the Market Price for Shares of Common Stock) issued in connection with the above described transaction.

                  (b) Adjustments for Stock Splits, Combinations, Dividends, Distributions or Reorganization. If at any time or from time to time after the Closing Date, the Company (i) effects a subdivision of the outstanding Common Stock, (ii) combines the outstanding shares of Common Stock into a smaller number of shares (i.e., by reverse stock split or otherwise), (iii) makes or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, (iv) makes or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Company other than shares of Common Stock, or (v) there is a capital reorganization of the Common Stock (other than as set forth in (i)-(iv), above) then, as a part of such dividend or distribution, provision shall be made so that the holders of the Series C Preferred Stock shall thereafter be entitled (A) to receive when paid to other holders of Common Stock, on an "as converted" basis, the number of shares of stock (other than Common Stock) or other securities or property to which a holder of the number of shares of Common Stock deliverable would have been entitled on such event and (B) to receive, to the extent that the dividend or distribution is made within thirty days prior to a conversion event, payable in Common Stock, upon conversion of the Series C Preferred Stock, that number of shares of additional Common Stock to which they would have been entitled if they were holding Common Stock on the relevant date. In any such case, appropriate adjustment shall be made in the application of the provisions of this Paragraph 8 with respect to the rights of the holders of the Series C Preferred Stock after such event to the end that the provisions of this Paragraph 8 shall be applicable after that event and be as nearly equivalent as may be practicable, including, by way of illustration and not limitation, by equitably adjusting the formulae set forth herein for conversion and redemption to reflect the market price of the securities or property (applying the same factors used in determining the Market Price for Shares of Common Stock) issued in connection with the above described transaction.

                  (c) Conversion Date Market Price Adjustment. In the event that the Company issues or sells any shares of its Common Stock or any of its securities which are convertible into or exchangeable for its Common Stock or any convertible security, or any warrants or other rights subscribed for or to purchase any options for the purchase of its Common Stock or other securities (other than shares or options issued or which may be issued pursuant to the Company's employee or director option plans or otherwise issued as compensation to employees or directors, or shares issued upon exercise of options, warrants or rights outstanding on the Closing Date listed in the Exchange Act Reports or shares or options issued in consideration for business acquisitions or combinations made by the Company) (the "Equity Securities") at an effective purchase price per share of Common Stock which is less than $5.00, then at the time the Series C Preferred Stock is submitted for conversion, upon such conversion, the Company shall issue to the Holder or any assignee of Holder's rights hereunder such number of shares of Common Stock as will cause the effective Conversion Date Market Price of such shares of Common Stock to be equal to the lesser of (i) the Average Stock Price or (ii) the effective issuance price at which such Equity Securities are issued.

                  9. Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be issuable hereunder. The number of shares of Common Stock that are issuable upon any conversion shall be rounded up or down to the nearest whole share.

                  10. Reservation of Stock Issuable Upon Conversion.

                  (a) Reservation Requirement. The Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue shares of its Common Stock upon conversion of the Series C Preferred Stock provided, however, that the number of shares so reserved shall at all times be at least equal to 150% of the number of shares necessary for the Company to satisfy any obligation to issue shares of its Common Stock (and Additional Shares, if any) incident to the conversion of Series C Preferred Stock. The number of shares so reserved may be reduced by the number of shares actually delivered pursuant to conversion of Series C Preferred Stock; provided that in no event shall the number of shares so reserved be less than 150% of the number of shares required to satisfy remaining conversion rights on the unconverted Series C Preferred Stock and the number of shares so reserved shall be increased to reflect stock splits and stock dividends and distributions.

                  (b) Default. If the Company does not have a sufficient number of shares of Common Stock available to satisfy the Company's obligations to a holder of Series C Preferred Stock upon receipt of a Conversion Notice, or otherwise fails or refuses to perfect conversion of any Series C Preferred Stock, with respect to the Series C Preferred Stock as to which conversion is not perfected by the Company through the delivery of certificates representing the shares of Common Stock issuable upon such conversion (including Additional Shares, if any) (a "Conversion Default") the holder of the Series C Preferred Stock shall have the right to put the Preferred Stock to the Company at a price which shall be equal to 125% of the Designated Price.

                  11. No Reissuance of Series C Preferred Stock. No share or shares of Series C Preferred Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued as Series C Preferred Stock, and all such shares shall be retired and shall return to the status of authorized, unissued and retired and undesignated shares of Preferred Stock. No additional shares of Series C Preferred Stock shall be authorized or issued without the consent of at least 66 2/3% in interest of the holders of Series C Preferred Stock outstanding immediately prior thereto.

                  12. No Impairment. The Company shall not intentionally take any action which would impair the rights and privileges of the shares of Series C Preferred Stock set forth herein.

                  13. Holder's Rights if Shares are Delisted or if Trading in Common Stock is Suspended. In the event that at any time on or after the date hereof and prior to the third anniversary of the Closing Date, trading in the shares of the Company's Common Stock is suspended on the principal market or exchange for such shares (including the NASDAQ Stock Market), for a period of five consecutive trading days, other than as a result of the suspension of trading in securities in general, or if such shares are delisted, then, at holder's option, the Company shall redeem such holder's shares of Series C Preferred Stock at a redemption date designated by such holder and at the price which is the greater of
         (a) the product of the Conversion Rate and the Closing Market Price of the Company's Common Stock on the date of Redemption Notice and (b) 125% of the Designated Price of the Preferred Stock.

                  14. Limitations on Holder's Right to Convert.

                  Holders of Series C Preferred Stock may not convert any of the Series C Preferred Stock within the first 60 calendar days following the date of issuance of the Series C Preferred Stock. Thereafter, Holders of Series C Preferred Stock may convert the Series C Preferred Stock as follows:

             Calendar Days from                 Shares Convertible
                 Issuance

                    61                                 60
                    91                                120
                   121                                180
                   151                                250

                  Notwithstanding anything to the contrary contained herein, each Conversion Notice shall contain a representation that the number of shares of the Company's Common Stock that the holder is then entitled to receive upon the conversion of such number of Shares of Series C Preferred Stock as is then being submitted for conversion, together with any other shares of Common Stock then deemed beneficially owned by such holder, together with all shares of the Company's Common Stock deemed beneficially owned by the holder's "affiliates" as defined in Rule 144 of the Act will not exceed 4.9% of the total issued and outstanding shares of the Company's Common Stock, after giving effect to the shares of Common Stock to be issued pursuant to such conversion notice.

                  15. The authorized number of shares of Preferred Stock of this Corporation is 10,000,000 shares and the number of shares constituting the Series C Convertible Preferred Stock, none of which has been issued, is 250 shares.


         TWENTY-FIRST: The Corporation hereby provides for a series of Preferred Stock designated as the Series D Convertible Preferred Stock, as follows:


                  1. Definitions. For purposes hereof the following definitions shall apply:

                  "Average Stock Price" shall mean the lowest trading price of the Company's Common Stock during the thirty (30) business days immediately preceding each Holder Conversion Date.

                  "Board" shall mean the Board of Directors of the Company.

                  "Closing Date" shall mean the date of original issuance of the Series D Preferred Stock.

                  "Common Stock" shall mean the Common Stock, $0.001 par value of the Company.

                  "Company" shall mean this corporation.

                  "Conversion Date Market Price" shall mean an amount that is equal to the Average Stock Price.

                  "Conversion Default" shall have the meaning set forth in Paragraph 10(b).

                  "Conversion Notice" shall have the meaning set forth in Paragraph 7(c).

                  "Conversion Rate" shall have the meaning set forth in Paragraph 7(b).

                  "Designated Price" shall mean $10,000 per share plus all accrued and unpaid dividends.

                  "Holder Conversion Date" shall have the meaning set forth in Paragraph 7(c).

                  "Junior Stock" shall mean the Common Stock and all other shares of the Company's capital stock, whether presently outstanding or hereafter issued, other than the Series D Preferred Stock; provided, however the Company may from time to time, without the consent of the holders of the outstanding shares of the Series D Preferred Stock, issue additional series of its presently authorized and unissued Preferred Stock which rank pari passu to or do not have preference over the Series D Preferred Stock in dividends, distribution upon liquidation or other respects.

                  "Market Price-far Shares of Common Stock" shall mean the price of one share of Common Stock determined as follows:

                           (i) If the Common Stock is listed on NASDAQ, the daily low trading price on the date of valuation:

                           (ii) If the Common Stock is listed on a national securities exchange. the daily low trading price on the date of valuation;

                           (iii) If neither (i) or (ii) apply but the Common Stock is quoted in the over-the-counter market on the pink sheets or bulletin board; the lowest "bid" price thereof on the date of valuation; and

                           (iv) If neither clause (i), (ii) or (iii) above applies, the market value as determined by a nationally recognized investment banking firm or other nationally recognized financial advisor retained by the Company for such purpose, taking into consideration, among other factors, the earnings history book value and prospects for the Company, and the prices at which shares of Common Stock recently have been traded. Such determination shall be conclusive and binding on all persons.

                           "Paragraph 5 Transaction" shall mean a merger, consolidation or other transaction referred to in Paragraph 5.

                           "Series D Preferred Stock" shall mean the Series D Convertible Preferred Stock of the Company $0.001 par value.

                  2. Designation and Number. The designation of the shares of Preferred Stock authorized by these resolutions shall be "Series D Convertible Preferred Stock" (the "Series D Preferred Stock"). The authorized number of shares constituting the Series D Preferred Stock shall be 150 shares and each share of Series D Preferred Stock shall rank equally in all respects.

                  3. Dividends. The holders of the then outstanding Series D Preferred Stock shall be entitled to. receive cumulative dividends at the annual rate of 8% per annum per share, payable quarterly (i) in shares of Common Stock at the time of Conversion (as provided in Paragraph 7 hcre0f) or (ii) in cash in connection with any payment pursuant to Paragraph 10(b). Dividends on the Series D Preferred Stock shall accumulate and accrue from the date of its original issue and shall accrue from day to day thereafter, whether or not earned or declared. The Series D Preferred Stock shall have no right to participate in dividends paid on Junior Stock.

                  4. Liquidation Rights of Series D Preferred Stock.

                           (a) Preference. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary., or a sale or other disposition of all or substantially all of the assets of the Company which shall be deemed to be a liquidation, dissolution or winding up of the Company, the holders of the Series D Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, whether such assets are capital, surplus, or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of any Junior Stock, an amount equal to the Designated Price, and no more. If upon any actual or deemed liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the assets to be distributed to the holders of the Series D Preferred Stock shall be insufficient to permit the payment to such stockholders of the full preferential amounts aforesaid, then all of the assets of the Company to be distributed shall be distributed ratably to the holders of the Series D Preferred Stock and to any holders of any series of Preferred Stock that ranks pari passu with the Series D Preferred Stock (including Series C Preferred Stock), on the basis of the number of shares of Preferred Stock held. The Company shall promptly mail written notice of such liquidation, dissolution or winding up (with a copy sent by facsimile), but in any event such notice shall not be given less than thirty (330) days prior to the effective date stated therein to each record holder of the Series D Preferred Stock. If the Company determines to effect a liquidation, dissolution or winding up of the Company, then, notwithstanding the limitations set forth in Paragraph 7, the Series D Preferred Stock shall thereupon, at the option of a holder thereof, be convertible in full.

                           (b) Remaining Assets. After the payment or distribution to the holders of the Series D Preferred Stock of the full preferential amounts aforesaid, the holders of the Junior Stock then outstanding shall be entitled to receive all remaining assets of the Company to be distributed.

                  5. Merger Consolidation. If at any time there occurs any consolidation or merger of the Company with or into any other corporation or other. entity or person (whether or not the Company is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in excess of 50% of the Company's voting power is transferred (a "Paragraph 5 Transaction"), the holders of the Series D Preferred Stock then outstanding shall have the right in their sole discretion to participate in any such transaction as a class with common stockholders on the same basis as if the Preferred Stock had been converted one day prior to the record date or effective date of such transactions, as applicable.

                  6. Voting, Right. The holders of the Series D Preferred Stock will not have any voting rights except as set forth below or as otherwise from time to time required by law.

                  The affirmative approval (by vote or written consent as permitted by applicable law) of the holders of at least 66 2/3% of the outstanding shares of the Series D Preferred Stock, voting separately as a class. will be required for (i) any amendment alteration or repeal of the Company's Restated Certificate of Incorporation (including any Certificate of Designations, Rights and Preferences) if the amendment. alteration or repeal adversely affects the powers, preferences or rights of the Series D Preferred Stock (including. without limitation, by creating any class or series of equity securities having a preference over the Series D Preferred Stock with respect to dividends, distribution upon liquidation or in any other respect, but excluding the issuance of a series of Preferred Stock that ranks pari passu with the Series D Preferred Stock), or (ii) any amendment to or waiver of the terms of the Series D Preferred Stock or this Certificate.

                  To the extent that under Delaware law the approval of the holders of the Series D Preferred Stock, voting separately as a class, is required to authorize a given action of the Company, the affirmative approval (by vote or written consent as permitted by applicable law) of the holders of a majority of the outstanding shares of the Series D Preferred Stock shall constitute the approval of such action by the class. To the extent that under Delaware law the holders of the Series D Preferred Stock are entitled to vote on a matter with holders of the Common Stock, voting together as one class, each share of Series D Preferred Stock shall be entitled to one vote for each share thereof held. Holders of the Series D Preferred Stock shall be entitled to notice of all shareholder meetings or written consents (whether or not they are entitled to vote thereat), which notice will be provided pursuant to the Company's by-laws and applicable statutes.

                  7. Conversion at the Option of the Holder. The holders of Series D Preferred Stock shall have the following conversion rights.

                           (a) Holder's Right to Convert. Each share of
         Series D Prefer-red Stock shall be convertible, at the option of the holder thereof, into fully paid and nonassessable shares of Common Stock.

                           (b) Conversion Price for Holder Converted
         Shares. Each share of the Series D Preferred Stock, valued at the Designated Price, that is converted into shares of Common Stock at the option of the holder shall be convertible into the number of shares of Common Stock which may be purchased at the Average Stock Price.

                           The number of shares of Common Stock into which each share of Series D Preferred Stock may be converted pursuant to this paragraph hereof is hereafter referred to as the "Conversion Rate" for such Series D Preferred Stock.

                           (c) Mechanics of Conversion. In order to convert any or al' shares of Series D Preferred Stock into full shares of Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, by either overnight courier or 2-day courier, to the principal office of the Company or of any transfer agent for the Series D Preferred Stock, and shall give written notice (the "Conversion Notice") together with the holder's calculation of the Conversion Rate by facsimile (with the original of such notice forwarded with the foregoing courier) to the Company at such office that he elects to convert the number of shares (specified therein, which such notice and election shall be irrevocable by the holder; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of the Common Stock issuable upon such conversion unless either the certificates evidencing the shares of Series D Preferred Stock are delivered to the Company or its transfer agent as provided above. or the holder notifies the Company that such certificates have been lost, stolen or destroyed and promptly executes an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with the loss of such certificates.

                           Immediately on receipt of the Conversion Notice and an executed Investor Representation Certificate which may be required to be executed by the holder pursuant to any Subscription Agreement related to the initial issuance of the Series D Preferred Stock, the Company shall verify the holder's calculation of the Conversion Rate as calculated by the holder or, if the Company disagrees with the holder's calculation of the Conversion Rate deliver the Company's calculation of the Conversion Rate to the holder. The Company shall use its best efforts to issue and deliver within three business days after delivery to the Company of such certificates, or after receipt of such agreement and indemnification, to such holder of Series D Preferred Stock at the address of the holder on the stock books of the Company, or to its designee, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid, together with a certificate or certificates for the number of Series D Preferred Stock not submitted for conversion. The date on which the Conversion Notice is given (the "Holder Conversion Date") shall be deemed to be the date the Company received by facsimile the Conversion Notice, provided that the original shares of Series D Preferred Stock to be converted, or the aforesaid notice of lost, stolen or destroyed certificates, are received by the Company or any transfer agent for the Series D Preferred Stock within five business days thereafter, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. If the original certificates or the aforesaid notice of lost stolen or destroyed certificates, are not received by the Company or any transfer agent, for the Series D Preferred Stock within five business days after the Holder Conversion Date, the Conversion Notice shall become null and void.

                           (d) Additional Shares of Common Stock. If the Conversion Price on a Holder Conversion Date shall be $5.00 (the "Minimum Additional Share Price"), as the Minimum Additional Share Price may be adjusted as hereinafter provided, or more, then. in addition to and not in lieu of the shares of Common Stock issuable by reason of the conversion notice given on such Conversion Date, the Company shall issue and sell to the Holder giving such conversion notice and such Holder shall purchase from. the Company, at a price per share equal to such Conversion Price on such Conversion Date, one (1) share of Common Stock (each an "Additional Share" and, collectively with all such other shares so purchased and sold hereunder, "Additional Shares") for each share of Common Stock issuable to such Holder by reason of such conversion of Series D Preferred Stock pursuant to such conversion notice. If the Conversion Price on a Holder Conversion Date shall be less than the Minimum Additional Share Price. upon the conversion of shares of Series D Preferred Stock on such Holder Conversion Date, any rights to purchase Additional Shares with respect to such shares of Series D Preferred Stock so converted on such Holder Conversion Date shall terminate. The total price for such Additional Shares so to be purchased and sold incident to such a conversion notice shall be paid by such Holder upon issuance of the certificate or certificates therefor pursuant to subparagraph 7(c) hereof by wire transfer of immediately available federal funds to such account as the Company shall specify in writing to such Holder following receipt by the Company of such conversion notice.

                  8. Adjustments: Reorganizations.

                           (a) Adjustment for Reclassification, Exchange and Substitution. In the event that at any time or from time to time after the Closing Date, the Common Stock issuable upon the conversion of the Series D Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or reorganization provided for elsewhere in this Paragraph 8 or a merger or consolidation, provided for in Paragraph 5), then and in each such event each holder of Series D Preferred Stock shall have the right thereafter to convert such stock into the kind of stock receivable upon such recapitalization, reclassification or other change by holders of shares of Common Stock, all subject to further adjustment as provided herein. In such event, the formulae set forth herein for conversion and redemption shall be equitably adjusted to reflect such change in number of shares or, if shares of a new class of stock are issued to reflect the market price of the class or classes of stock (applying the same factors used in determining the Market Price for Shares of Common Stock) issued in connection with the above described transaction.

                           (b) Adjustments for Stock Splits, Combinations, Dividends, Distributions or Reorganization. If at any time or from time to time after the Closing Date, the Company (i) effects a subdivision of the outstanding Common Stock, (ii) combines the outstanding shares of Common Stock into a smaller number of shares (i.e., by reverse stock split or otherwise), (iii) makes or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, (iv) makes or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Company other than shares of common stock, or (v) there is a capital reorganization of the Common Stock (other than as set forth in (i)-(iv), above) then, as a part of such, provision shall be made so that the holders of the Series D Preferred Stock shall thereafter be entitled to receive upon conversion of the Series D Preferred Stock the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such event. In any such case, appropriate adjustment shall be made in the application of the provisions of this Paragraph 8 with respect to the rights of the holders of the Series D Preferred Stock after such event to the end that the provisions of this Paragraph 8 shall be applicable after that event and be as nearly equivalent as may be practicable, including, by way of illustration and not limitation, by equitably adjusting the formulae set forth herein for conversion and redemption to reflect the market. price of the securities or property (applying the same factors used in determining the Market Price for Shares of Common Stock) issued in connection with the above described transaction.

                           (c) Conversion Date Market Price Adjustment. In the event that the Company issues or sells any shares of its Common Stock or any of its securities which are convertible into or exchangeable for its Common Stock or any convertible security, or any warrants or other rights subscribed for or to purchase any options for the purchase of its Common Stock or other securities (other than shares or options issued or which may be issued pursuant to the Company's employee or director option plan or shares issued upon exercise of options, warrants or right of standing on the Closing Date listed in the Exchange Act Reports) (the "Equity Securities") at an effective purchase price per share of Common Stock which is less than $5.00, then at the time the Series D Preferred Stock is submitted for conversion, upon such conversion, the Company shall issue to the Holder or any assignee of Holder's rights hereunder such number of shares of Common Stock as will cause the effective Conversion Date Market Price of such shares of Common Stock to be equal to the lesser of (i) the Average Stock Price and (ii) the effective issuance price at which such Equity Securities arc issued.

                  9. Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be issuable hereunder. The number of shares of Common Stock that are issuable upon any conversion shall be rounded up or down to the nearest whole share.

                  10. Reservation of Stock Issuable Upon Conversion

                           (a) Reservation Requirement. The Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights. shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue shares of its Common Stock upon conversion of the Series D Preferred Stock provided, however, that the number of shares so reserved shall at all times be at least equal to ISO% of the number of shares necessary for the Company to satisfy any obligation to issue shares of its Common Stock (and Additional Shares, if any) incident to the conversion of Series D Preferred Stock". The number of shares so reserved may be reduced by the number of shares actually delivered pursuant to conversion of Series D Preferred Stock; provided that in no event shall the number of shares so reserved be less than 150% of the number of shares required to satisfy remaining conversion rights on the unconverted Series D Preferred Stock and the number of shares so reserved shall be increased to reflect stock splits and stock dividends and distributions.

                           (b) Default. If the Company does not have a sufficient number of shares of Common Stock available to satisfy the Company's obligations to a holder of Series D Preferred Stock upon receipt of a Conversion Notice, or otherwise fails or refuses to perfect conversion of any Series D Preferred Stock, with respect to the Series D Preferred Stock as to which conversion is not perfected by the Company through the delivery of certificates representing the shares of Common Stock issuable upon such conversion (including Additional Shares, if any) (a "Conversion Default") the holder of the Series D Preferred Stock shall have the right to put the Preferred Stock to the Company at a price which shall be equal to 125% of the Designated Price.

                  11. No Reissuance of Series D Preferred Stock. No share or shares of Series D Preferred Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued as Series D Preferred Stock, and all such shares shall be retired and shall return to the status of authorized, unissued and retired and undesignated shares of Preferred Stock. No additional shares of Series D Preferred Stock shall be authorized or issued without the consent of at least 66 2/3% in interest of the holders of Series D Preferred Stock outstanding immediately prior thereto.

                  12. No Impairment. The Company shall not intentionally take any action which would impair the rights and privileges of the shares of Series D Preferred Stock set forth herein.

                  13. Holder's Rights if Shares are Delisted in Trading in Common Stock is Suspended. In the event that at any time on or after the date hereof and prior to the third anniversary of the Closing Date, trading in the shares of the Company's Common Stock is suspended on the principal market or exchange for such shares (including the NASDAQ Stock Market), for a period of five consecutive trading days, other than as a result of the suspension of trading in securities in general, or if such Shares are delisted, then, at holder's option, the Company shall redeem such holders shares of Series D Preferred Stock at a redemption date designated by such holder and at the price which is the greater of
         (a) the product of the Conversion Rate and the Closing Market Price of the Company's Common Stork on the date of Redemption Notice and (b) 125% of the Designated Price of the Preferred Stock.

                  14. Limitations on Holder's Right to Convert.

                  Holders of Series D Preferred Stock may not convert any of the Series D Preferred Stock within the first 60 calendar days following the date of issuance of the Series D Preferred Stock. Thereafter, Holders of Series D Preferred Stock may convert the Series D Preferred Stock as follows:

         Calendar Days from Issuance                   Shares Convertible

                   61                                           30
                   91                                           60
                  121                                           90
                  151                                          120
                  181                                          15O

                  Notwithstanding anything to the contrary contained herein, each Conversion Notice shall contain a representation that the number of shares of the Company's Common Stock that the holder is then entitled to receive upon the conversion of such number of Shares of Series D Preferred Stock as is then being, submitted for conversion. together with any other shares of Common Stock then deemed beneficially owned by such holder, together with all shares of the Company's Common Stock deemed beneficially owned by the holder's "affiliates" as defined in Rule 144 of the Act will not exceed 4.9% of the total issued and outstanding shares of the Company's Common Stock. after giving effect to the shares of Common Stock to be issued pursuant to such conversion notice.

                  15. The authorized number of shares of Preferred Stock of this Corporation is 10,000,000 shares and the number of shares constituting the Series D Convertible Preferred Stock, none of which has been issued, is 150 shares.

         TWENTY-SECOND: The Corporation hereby provides for a series of Preferred Stock designated as the Series E Convertible Preferred Stock, as follows:

         1. Designation and Amount. The shares of such series shall bc designated as "Series E Convertible Preferred Stock" (the "Series E Preferred Stock") and the number of shares constituting the Series E Preferred Stock shall be 120. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series E Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series E Preferred Stock,

         2. Rank. The Series E Preferred Stock shall rank: (i) prior to all of the Corporation's Common Stock, par value $0.001 per share ("Common Stock"); (ii) prior to any class or series of capital stock of the Corporation hereafter created that does not specifically by its terms rank senior to or on parity with the Series E Preferred Stock of whatever subdivision (collectively, with the Common Stock, "Junior Securities"); (iii) on parity with the Series C and Series D Preferred Stock of the Company ("Parity Securities") in each case as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (all such distributions being referred to collectively as "Distributions"); and (iv) junior to any Preferred Stock subsequently created specifically ranking senior to the Series E Preferred Stock ("Senior Securities") in terms of Distributions.

         3. Dividends. The Series E Preferred Stock will bear no dividends, and the holders of the Series E Preferred Stock shall not be entitled to receive dividends on the Series E Preferred Stock.

         4. Liquidation Preference.

                  (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the then holders of shares of Series E Preferred Stock shall be entitled to receive, immediately after any distributions to Senior Securities required by the Corporation's Certificate of Incorporation or any statement of designation of preferences, and prior and in preference to any distribution to Junior Securities but in parity with any distribution of Parity Securities, an amount per share equal to the sum of (i) $100,000 for each outstanding share of Series E Preferred Stock (the "Issue Price") and (ii) an amount equal to 8% of the Issue Price per annum, for the period that has passed since the date of' issuance of the Series E Preferred Stock (such amount being referred to herein as the "Premium"). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series E Preferred Stock and Parity Securities shall be insufficient to permit the payment to such holders of the full preferential amounts due to the holders of the Series E Preferred Stock and the Parity Securities, respectively, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Series E Preferred Stock and the Parity Securities, pro rata, based on the respective liquidation amounts to which each such series of stock is entitled by the Corporation's Certificate of Incorporation and any statement(s) of designation of preferences.

                  (b) Upon the completion of the distribution required by subsection 4(a), if assets remain in this Corporation, they shall be distributed to holders of Parity Securities (unless holders of Parity Securities have received distributions pursuant to subsection 4(a) above) and Junior Securities in accordance with the Corporation's Certificate of Incorporation including any duly adopted Certificate(s) of designation of preferences.

                  (c) A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale, conveyance or disposition of all or substantially all of the assets of the Corporation or the effectuation by the Corporation of a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of shall not be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 4, but shall instead be treated pursuant to Section 7 hereof

         5. Conversion. The record holders of the Series E Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                  (a) Right to Convert. The record holder of the Series E Preferred Stock shall be entitled, as set forth below. subject to the restrictions on conversion set forth in Section 5(b) below, at the office of the Company or any transfer agent for the Series E Preferred Stock. to convert the shares of Series E Preferred Stock held by such holder into that number of fully-paid and nonassessable shares of the Company's Common Stock at the Conversion Rate as set forth below, Holder may convert a Share of Series E Preferred Stock in less than whole increments. The number of shares of Common Stock into which this Series E Preferred Stock may be converted is hereinafter referred to as the "Conversion Rate" for such Series E Preferred Stock, and is computed as follow:

         Number of shares issued upon conversion of one share of Preferred Stock equals


         Issue Price + [(.08)(N/365)(Issue Price)]

         Conversion Price


         where

         *N = the number of days between (i) the date that, in connection with the consummation of the initial purchase of this Series E Preferred Stock from the Company, the escrow agent first had in its possession funds representing full payment for the Series E Preferred Stock for which conversion is being elected, and (ii) the applicable date of conversion for the Series E Preferred Stock for which conversion is being elected.

         *Issue Price = the Issue Price, as defined in Section 4(a), and

         *Conversion Price = the lesser of (x) the Fixed Conversion Price, as may be adjusted pursuant to Section 5(e) below, or (y) the Adjustable Conversion Price.

         For purposes hereof:

         * "Fixed Conversion Price" shall equal 110% of the Index Price, provided, however, that if on March 2, 1998, the average Closing Bid Price for the prior 10 business days has declined 25% or more from the Index Price, then the Fixed Conversion Price shall be reset to equal 110% of that 10 day average Closing Bid Price,

         * "Adjustable Conversion Price" shall equal:

                  (a) during the period beginning March 2, 1998 and endings, April 30, 1998, 8.5% of the average Closing Bid Price of the Company's Common Stock for the five (5) trading days immediately preceding the Date of Conversion,

                  (b) during the period beginning May 1, 1998 and ending May 3 1, 1998, 84% of the average Closing Bid Price of the Company's Common Stock for the five (5) trading days immediately preceding the Date of Conversion,

                  (c) during the period beginning June 1, 1998 and ending June 30, 1998, 83% of the average Closing Bid Price of the Company's Common Stock for the five (5) trading days immediately preceding the Date of Conversion,

                  (d) during the period beginning July 1, 1998 and ending July 31, 1998, 82% of the average Closing Did Price of the Company's Common Stock for the five (5) trading days immediately preceding the Date of Conversion,

                  (e) during the period beginning August 1, 1998 and ending August 31, 1998, 91% of the average Closing Bid Price of the Company's Common Stock for the five (5) trading days immediately preceding the Date of Conversion,

                  (f) during the period beginning September 1, 1998, 80% of the average Closing Bid Price of the Company's Common Stock for the five (5) trading days immediately preceding the Date of Conversion.

         * "Index Price" equals the average Closing Bid Price for the ten business days immediately preceding the Issue Date,

         * "Closing Bid Price" shall mean the closing bid price of the Company's Common Stock as reported by the American Stock Exchange ("AMEX") (or, if not reported by AMEX, as reported by such other exchange or market where traded) on the applicable date.

         * "Issue Date" shall mean the date that the Series E Preferred Stock is first issued.

                  (b) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of this Series E Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the number of shares of Common Stock to be received shall be rounded up to the next whole number of shares. In the case of a dispute as to the calculation of the Conversion Rate, the Company's calculation shall be deemed conclusive absent manifest error. In order to convert Series E Preferred Stock into full shares of Common Stock, the holder shall surrender the certificate or certificates therefore duly endorsed, by either overnight courier or 2 day courier, to the office of the Company or of any transfer agent for the Series E Preferred Stock, and shall give written notice ("Notice of Conversion") to the Company at such office that he elects to convert the same, the number of shares of Series E Preferred Stock so converted and a calculation of the Conversion Rate (with an advance copy of the certificate(s) and the notice by facsimile). Once the Notice of Conversion has been so delivered, the conversion set forth therein shall be irrevocable, and the certificate(s) indicated for conversion shall be canceled on the Company's books; provided, however, that the Company shall not bc obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless either the certificates evidencing such Series E Preferred Stock are delivered to the Company or its transfer agent as provided above, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. The Company shall issue and deliver within three (3) business days after delivery to the Company of such certificates, or after such Agreement and indemnification, to such holder of Series E Preferred Stock at the address of the holder on the books of the Company, a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled as aforesaid, and a certificate for any unconverted shares of Series E Preferred Stock. The date on which conversion occurs (the "Date of Conversion") shall be deemed to be the date set forth in the Notice of Conversion.

                  (c) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series E Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of Series E Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series E Preferred Stock, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  (d) Automatic Conversion, Each share of Series E Preferred Stock outstanding an the second anniversary of the Issue Date automatically shall be converted into Common Stock on such date at the Conversion Price then in effect and the second anniversary of the Issue Date shall be deemed the Date of Conversion with respect to such Conversion.

                  (c) Adjustment to Fixed Conversion Price.

         In computing the Fixed Conversion Price for purposes of Section
         5(a):

                           (i) If, prior to the conversion of all of the Series E Preferred Stock, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, or other similar event, the Fixed Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares, or other similar event, the Fixed Conversion Price shall be proportionately increased.

                           (ii) If, prior to the conversion of all Series E Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity, then the holders of Series E Preferred Stock shall thereafter have the right to purchase and receive upon conversion of Series E Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such shares of stock and/or securities as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchasable and receivable upon the conversion of Series E Preferred Stock held by such holders had such merger, consolidation, exchange of shares, recapitalization or reorganization not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holders of the Series E, Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Fixed Conversion Price and of the number of shares issuable upon conversion of the Series E Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or of securities thereafter Deliverable upon the exercise hereof. The Company shall not effect any transaction described in this subsection 5(e) unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the holders of the Series E Preferred Stock such shares of stock and/or securities as, in accordance with the foregoing provisions, the holders of the Series E Preferred Stock may be entitled to purchase.

                           (iii) If any adjustment under this Section 5(e) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion shall be the next higher number of shares.

         6. Corporate, Change. In the event of a merger, reorganization, recapitalization or similar event of or with respect to the Company (a "Corporate Change") (other than a Corporate Change in which all or substantially all of the consideration received by the holders of the Company's equity securities upon such Corporate Change consists of cash or assets other than securities issued by the acquiring entity or any affiliate thereof), this Series E Preferred Stock shall be assumed by the acquiring entity and thereafter this Series E Preferred Stock shall be convertible into such class, type and amount of securities as the holder would have received had the holder converted this Series E Preferred Stock immediately prior to such Corporate Change.

         7. Protective Provisions. So long as shares of Series E Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least two-thirds of the then outstanding shares of Series E Preferred Stock;

                  (a) alter or change the rights, preferences or privileges of the shares of Series E Preferred Stock or any Senior Securities so as to affect adversely the Series E Preferred Stock; or

                  (b) create any new class or series of stock having rights preferential to those of the Series E Preferred Stock with respect to Distributions (as defined in Section 2 above),

         8. Redemption By Company.

                  (a) Company's Right to Redeem at its Election. At any time, the Company shall have the right, in its sole discretion, to redeem ("Redemption at Company's Election"), from time to time, any or all of the Series E Preferred Stock provided the Company shall first provide ten (10) days advance written notice. If the Company elects to redeem some but not all of the Series E Preferred Stock, the Company shall redeem a pro-rata amount from each holder of the Series E Preferred Stock.

                  (b) Redemption Price At Company's Election. The
         Redemption Price at Company's Election shall be an amount per share equal to the Issue Price multiplied by the sum of one (1) plus the Premium plus (one (1) minus the Adjustable Conversion Price then in effect.)

                  (c) Mechanics of Redemption at Company's Election. The Company shall effect each such redemption by giving at least ten
         (10) days prior -,written notice ("Notice of Redemption at Company's Election") to (a) the holders of the Series E Preferred Stock selected for redemption, at the address and facsimile number of such holder appearing in the Company's Series E Preferred Stock register and (b) the transfer agent, which notice of Redemption at Company's Election shall be deemed to have been delivered two (2) business days after the Company's mailing (by overnight or two (2) day courier, with a copy by facsimile) of such Notice, of Redemption at Company's Election. Such Notice of Redemption at Company's Election shall indicate (1) the number of shares of Series E Preferred Stock that have been selected for redemption,
         (ii) the date on which such redemption is to become effective (the "Date of Redemption at Company's Election") and (iii) the Applicable Redemption Price at Company's Election. Notwithstanding the above, holder may convert into Common Stock pursuant to
         Section 5 prior to the close of business on the Date of Redemption at Company's Election, any Series E Preferred Stock which it is otherwise entitled to convert, including Series E Preferred Stock that has been selected for redemption at Company's Election pursuant to this Section.

                  (d) Payment of Redemption Price. Each holder submitting Series E Preferred Stock being redeemed under this section shall send its Series E Preferred Stock Certificates so redeemed to the Company or its transfer agent no later then the Date of Redemption at Company's Election, and the Company shall pay the applicable redemption price to that holder within five (5) business days of the Date of Redemption at Company's Election. The Company shall not be obligated to deliver the redemption price unless the Preferred Stock Certificates so redeemed are delivered to the Company or its transfer agent.

         9. Status of Converted or Redeemed Stock, In the event any shares of Series E Preferred Stock shall be converted or redeemed, the shares so converted or redeemed shall be canceled, shall return to the status of authorized but unissued Preferred Stock of no designated series, and shall not be issuable by the Corporation as Series E Preferred Stock.

         10. Miscellaneous. As used herein, the term "business day" means a business day in the City of New York.



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         IN WITNESS WHEREOF AMTEC, INC. has caused this Restated
Certificate of Incorporation to be executed by its President and to be attested to by its Secretary as of _______ ___, 1999.

                                AMTEC, INC.



                                By:____________________________________
                                   Joseph R. Wright, Jr.
                                   Chief Executive Officer


                                By:___________________________________
                                   R. T. McNamar
                                   Secretary